Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of May 16, 2025 (this “Amendment”), is entered into by SUNOCO LP, a Delaware limited partnership (the “Borrower”), the Guarantors (as defined in the Credit Agreement referenced below) party hereto, the Lenders (as defined below) and LC Issuers party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and an LC Issuer.

INTRODUCTION

Reference is made to the Third Amended and Restated Credit Agreement, dated as of May 3, 2024 (the “Existing Credit Agreement” and, the Existing Credit Agreement, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders” and individually, each a “Lender”), the Administrative Agent, the Swingline Lender and the LC Issuers party thereto from time to time.

The Borrower has requested, and the Lenders party hereto, the Administrative Agent, and the LC Issuers party hereto, as applicable, have agreed, on the terms and conditions set forth herein, to make certain amendments to the Existing Credit Agreement.

THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Guarantors, the Lenders party hereto, the Administrative Agent, and the LC Issuers party hereto hereby agree as follows:

Section 1. Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to Credit Agreement. Subject solely to the satisfaction (or waiver) of the conditions precedent set forth in Section 6 hereof, effective as of the Amendment No. 1 Effective Date:

(a) the Existing Credit Agreement (other than the signature pages, Exhibits (except as expressly set forth herein) and Schedules thereto) is hereby amended (i) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached as Annex A hereto; and

(b) Exhibit K to the Existing Credit Agreement is hereby amended and restated in its entirety with the contents of Annex B attached hereto.

Section 3. Letter of Credit Commitments. Subject solely to the satisfaction (or waiver) of the conditions precedent set forth in Section 6 hereof, the Letter of Credit Commitments (a) as of the Amendment No. 1 Effective Date are set forth on Schedule 1-A attached hereto and (b) as of the Parkland Acquisition Closing Date are set forth on Schedule 1-B attached hereto.

Section 4. Representations and Warranties. The Borrower and each Guarantor represents and warrants that (a) the execution, delivery, and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and, except as could not reasonably be expected to have a Material Adverse Effect, do not and will not violate the terms of any of such Loan Party’s organization documents; (b) this Amendment and the Credit Agreement constitute legal, valid, and binding obligations of such Loan Party enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights; (c) the representations and warranties of the Borrower and each Guarantor contained in each Loan Document to which it is a party are true and correct in all material respects (except to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties are true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties were true and correct in all respects) as of such earlier date (provided that, (i) the representation and warranty contained in Section 5.06(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01 of the Credit Agreement and (ii) the representation and warranty contained in Section 5.06(b) shall not be required to be true and correct); (d) no Default or Event of Default exists under the Loan Documents.

Section 5. Effect on Loan Documents. Except as amended herein, the Existing Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent’s or any Lender’s rights under the Loan Documents, as amended, including the waiver of any default or event of default, however denominated. The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents in accordance with their terms.

Section 6. Effectiveness. This Amendment shall become effective, and the Existing Credit Agreement shall be amended as provided for herein, upon the date of satisfaction (or waiver) of the following conditions (the “Amendment No. 1 Effective Date”):

(a) the Administrative Agent (or its counsel) shall have received counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, the Administrative Agent, the requisite Lenders, and the LC Issuers party hereto;

(b) all out-of-pocket costs and expenses (including, without limitation, reasonable and documented legal fees and expenses) required to be reimbursed pursuant to Section 10.04(a) of the Credit Agreement and invoiced at least two Business Days prior to the Amendment No. 1 Effective Date shall have been, on the Amendment No. 1 Effective Date, or will be substantially simultaneously, paid; and

(c) the representations and warranties contained in Section 4 of this Amendment shall be true and correct on and as of the Amendment No. 1 Effective Date.

Section 7. Loan Document. This Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

Section 8. Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guarantee the Obligations and the other amounts described in the Guaranty following the execution of this Amendment.

Section 9. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 6.01 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

Section 10. Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11. Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be in the form of an Electronic Record and may be executed using Electronic Signatures in accordance with Section 10.02 of the Credit Agreement.

Section 12. ENTIRE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages follow.]

EXECUTED as of the first date above written.

BORROWER:

SUNOCO LP

By:	SUNOCO GP LLC, its general partner

By:	/s/ Scott Grischow
Name: Scott Grischow
Title: Senior Vice President, Finance and Treasurer

GUARANTORS:

ALOHA PETROLEUM LLC
SUNMARKS, LLC
SUNOCO, LLC
SUNOCO FINANCE CORP.
SUNOCO NLR LLC
SUNOCO REFINED PRODUCTS LLC
SUNOCO RETAIL LLC

Each by:	/s/ Scott Grischow
Name: Scott Grischow
Title: Vice President, Investor Relations and Treasury

SUNOCO MIDSTREAM LLC

By:	/s/ Joseph Kim
Name: Joseph Kim
Title: Chief Executive Officer

ALOHA PETROLEUM, LTD.

By:	/s/ Edward Pak
Name: Edward Pak
Title: Assistant Secretary

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

NUSTAR ENERGY L.P.

By:	/s/ Scott Grischow
Name: Scott Grischow
Title: Senior Vice President, Finance and Treasurer

NUSTAR LOGISTICS, L.P.

By:	RIVERWALK LOGISTICS, L.P., its general partner

By:	NUSTAR GP, LLC, its general partner

By:	/s/ Scott Grischow
Name: Scott Grischow
Title: Senior Vice President, Finance and Treasurer

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.

By:	NUSTAR PIPELINE COMPANY, LLC, its general partner

By:	/s/ Scott Grischow
Name: Scott Grischow
Title: Senior Vice President, Finance and Treasurer

NUSTAR PERMIAN HOLDINGS, LLC

By:	/s/ Scott Grischow
Name: Scott Grischow
Title: Senior Vice President, Finance and Treasurer

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

NUSTAR PIPELINE PARTNERS L.P.

By:	NUSTAR PIPELINE COMPANY, LLC, its general partner

By:	/s/ Scott Grischow
Name: Scott Grischow
Title: Senior Vice President, Finance and Treasurer

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent, as an LC Issuer and as a Lender

By:	/s/ Ajay Prakash
Name: Ajay Prakash
Title: Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a Lender and (on and after the Parkland Acquisition Closing Date only) as an LC Issuer

By:	/s/ Kevin Crealese
Name: Kevin Crealese
Title: Managing Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

ROYAL BANK OF CANADA, as a Lender and (on and after the Parkland Acquisition Closing Date only) as an LC Issuer

By:	/s/ Michael Sharp
Name: Michael Sharp
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Cara Younger
Name: Cara Younger
Title: Managing Director

By:	/s/ Andrew Pargament
Name: Andrew Pargament
Title: Managing Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender

By:	/s/ Max Wallins
Name: Max Wallins
Title: Managing Director

By:	/s/ Michael Leonardos
Name: Michael Leonardos
Title: Executive Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Kevin A. James
Name: Kevin A. James
Title: Authorized Signatory

By:	/s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Todd Mogil
Name: Todd Mogil
Title: Vice President

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Andrew Sidford
Name: Andrew Sidford
Title: Managing Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kyle Gruen
Name: Kyle Gruen
Title: Authorized Officer

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Managing Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Aaron Mclean
Name: Aaron McLean
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Aaron McLean
Name: Aaron McLean
Title: Vice President

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anvar Musayev
Name: Anvar Musayev
Title: Vice President

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

RAYMOND JAMES BANK, as an LC Issuer and a Lender

By:	/s/ Chad E Colby
Name: Chad E Colby
Title: Managing Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Michael Kolosowsky
Name: Michael Kolosowsky
Title: Managing Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Alkesh Nanavaty
Name: Alkesh Nanavaty
Title: Executive Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender

By:	/s/ Joe Lattanzi
Name: Joe Lattanzi
Title: Managing Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Jonathan Schwartz
Name: Jonathan Schwartz
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

TRUIST BANK, as a Lender

By:	/s/ Lincoln LaCour
Name: Lincoln LaCour
Title: Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

TRUSTMARK NATIONAL BANK, as a Lender

By:	/s/ Michael Londono
Name: Michael Londono
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

U.S. Bank National Association, as a Lender

By:	/s/ Beth Johnson
Name: Beth Johnson
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A., as an LC Issuer and a Lender

By:	/s/ Nathan Starr
Name: Nathan Starr
Title: Managing Director

[Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement]

Annex A

Credit Agreement

(See attached.)

Conformed copy reflects:

Amendment No. 1, dated as of May 16, 2025

~~Execution Version~~

DEAL#: 86770WAG1

REV#: 86770WAH9

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 3, 2024

among

SUNOCO LP,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent,

Swingline Lender

and an LC Issuer,

and

The Lenders Party Hereto

$1,500,000,000 Five Year Modified Revolving Credit Facility

TRUIST SECURITIES, INC., BOFA SECURITIES, INC., BARCLAYS BANK PLC,

CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD., MUFG BANK, LTD., PNC

CAPITAL MARKETS LLC, RBC CAPITAL MARKETS, LLC, BANCO SANTANDER, S.A.,

NEW YORK BRANCH, SUMITOMO MITSUI BANKING CORPORATION, TD

SECURITIES (USA) LLC and WELLS FARGO SECURITIES, LLC

as

Joint Lead Arrangers and as Joint Bookrunners

and

TRUIST BANK

as Syndication Agent

TABLE OF CONTENTS

Page
Article I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~42~~44
1.03	Accounting Terms	~~42~~45
1.04	Rounding	~~43~~45
1.05	Times of Day	~~43~~46
1.06	Letter of Credit Amounts	~~43~~46
1.07	Divisions	~~43~~46
1.08	Interest Rates	~~43~~46
1.09	Exchange Rates; Currency Equivalents	~~44~~46
1.10	Additional Alternative Currencies	~~44~~47

Article II THE COMMITMENTS AND CREDIT EXTENSIONS		~~45~~47

2.01	Loans	~~45~~47
2.02	Swingline Loans	~~45~~48
2.03	Requests for New Loans	~~47~~50
2.04	Continuations and Conversions of Existing Loans	~~48~~51
2.05	Use of Proceeds	~~50~~52
2.06	Prepayments of Loans	~~50~~52
2.07	Letters of Credit	~~51~~53
2.08	Reserved	~~54~~56
2.09	Reimbursement and Participations	~~54~~56
2.10	No Duty to Inquire	~~59~~62
2.11	Existing Letters of Credit	~~60~~63
2.12	Interest Rates and Fees	~~60~~63
2.13	Evidence of Debt	~~62~~65
2.14	Payments Generally; Administrative Agent’s Clawback	~~63~~65
2.15	Sharing of Payments by Lenders	~~64~~67
2.16	Reductions in Revolving Credit Loan Commitment	~~65~~68
2.17	Increase in Aggregate Commitments	~~65~~68
2.18	Extension of Maturity Date; Removal of Lenders	~~68~~71
2.19	Cash Collateral	~~69~~72
2.20	Defaulting Lenders	~~70~~73

Article III TAXES, YIELD PROTECTION AND ILLEGALITY		~~72~~75

3.01	Taxes	~~72~~75
3.02	Illegality	~~77~~79
3.03	Inability to Determine Rates	~~77~~80
3.04	Increased Costs; Reserves on Term SOFR Loans	~~80~~82
3.05	Compensation for Losses	~~81~~84
3.06	Mitigation Obligations; Replacement of Lenders	~~81~~84
3.07	Survival	~~82~~85

i

Article IV CONDITIONS PRECEDENT		~~82~~85

4.01	Conditions to Closing Date	~~82~~85
4.02	Conditions to all Credit Extensions	~~85~~88

Article V REPRESENTATIONS AND WARRANTIES		~~86~~89

5.01	No Default	~~86~~89
5.02	Organization and Good Standing	~~86~~89
5.03	Authorization	~~86~~89
5.04	No Conflicts or Consents	~~86~~90
5.05	Enforceable Obligations	~~87~~90
5.06	Initial Financial Statements; No Material Adverse Effect	~~87~~90
5.07	Taxes	~~87~~90
5.08	Full Disclosure	~~87~~91
5.09	Litigation	~~88~~91
5.10	ERISA	~~88~~91
5.11	Compliance with Laws	~~88~~91
5.12	Environmental Compliance	~~88~~91
5.13	Margin Regulations; Investment Company Act	~~89~~92
5.14	OFAC; Sanctions; Anti-Corruption Laws	~~89~~92
5.15	Beneficial Ownership Regulation	~~89~~93
5.16	Solvency	~~89~~93

Article VI AFFIRMATIVE COVENANTS		~~90~~93

6.01	Books, Financial Statements and Reports	~~90~~93
6.02	Other Information and Inspections	~~91~~95
6.03	Notice of Material Events	~~92~~95
6.04	Maintenance of Properties	~~93~~96
6.05	Maintenance of Existence and Qualifications	~~93~~96
6.06	Payment of Obligations	~~93~~97
6.07	Insurance	~~93~~97
6.08	Compliance with Law	~~94~~97
6.09	Subsidiaries and Unrestricted Subsidiaries	~~94~~97
6.10	Further Assurances	~~95~~99

Article VII NEGATIVE COVENANTS		~~96~~99

7.01	Indebtedness	~~96~~99
7.02	Limitation on Liens	~~100~~104
7.03	Fundamental Changes	~~102~~106
7.04	Distributions	~~103~~106
7.05	Investments	~~103~~107
7.06	Change in Nature of Businesses	~~104~~107
7.07	Transactions with Affiliates	~~104~~107
7.08	Burdensome Agreements	~~104~~108
7.09	Hedging Contracts	~~104~~108
7.10	Limitation on Asset Sales	~~105~~108
7.11	Limitation on Prepayments of Indebtedness	~~106~~109
7.12	Financial Covenants	~~106~~110

7.13	Sanctions	~~106~~110
7.14	Anti-Corruption Laws; Anti-Money Laundering Laws	~~107~~110
7.15	NuStar Credit Agreement	~~107~~110

Article VIII EVENTS OF DEFAULT AND REMEDIES		~~107~~111

8.01	Events of Default	~~107~~111
8.02	Remedies Upon Event of Default	~~109~~113
8.03	Application of Funds	~~110~~113

Article IX ADMINISTRATIVE AGENT		~~111~~114

9.01	Appointment and Authority	~~111~~114
9.02	Rights as a Lender	~~111~~115
9.03	Exculpatory Provisions	~~111~~115
9.04	Reliance by Administrative Agent	~~113~~116
9.05	Delegation of Duties	~~113~~117
9.06	Resignation of Administrative Agent	~~113~~117
9.07	Non-Reliance on Administrative Agent, Arrangers and Other Lenders	~~114~~118
9.08	No Other Duties, Etc	~~115~~119
9.09	Administrative Agent May File Proofs of Claim	~~115~~119
9.10	Guaranty Matters	~~116~~120
9.11	Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements	~~117~~120
9.12	Certain ERISA Matters	~~117~~121
9.13	Recovery of Erroneous Payments	~~118~~122

Article X MISCELLANEOUS		~~118~~122

10.01	Amendments, Etc	~~118~~122
10.02	Notices; Effectiveness; Electronic Communication	~~120~~124
10.03	No Waiver; Cumulative Remedies; Enforcement	~~123~~126
10.04	Expenses; Indemnity; Damage Waiver	~~123~~127
10.05	Payments Set Aside	~~126~~129
10.06	Successors and Assigns	~~126~~130
10.07	Treatment of Certain Information; Confidentiality	~~132~~136
10.08	Right of Setoff	~~133~~137
10.09	Interest Rate Limitation	~~134~~137
10.10	Counterparts; Integration; Effectiveness	~~134~~138
10.11	Survival of Representations and Warranties	~~134~~138
10.12	Severability	~~134~~138
10.13	Replacement of Lenders	~~135~~138
10.14	Governing Law; Jurisdiction; Etc	~~136~~139
10.15	Waiver of Jury Trial	~~137~~141
10.16	No Advisory or Fiduciary Responsibility	~~137~~141
10.17	Acknowledgment Regarding Any Supported QFCs	~~138~~142
10.18	USA PATRIOT Act Notice	~~139~~142
10.19	Appointment of Borrower	~~139~~143
10.20	Time of the Essence	~~139~~143
10.21	No Recourse	~~139~~143
10.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~139~~143

10.23	Judgment Currency	~~140~~144
10.24	Amendment and Restatement	~~140~~144

SIGNATURES	S-1

Schedules:

Schedule 1 – Revolving Credit Loan Commitments and Applicable Percentages

Schedule 2 – Disclosure Schedule

Schedule 2.11 – Existing Letters of Credit

Schedule 5.12 – Environmental Compliance

Schedule 7.01 – Existing Indebtedness

Schedule 7.07 – Transactions with Affiliates

Schedule 10.02 – Notices

Exhibits:

Exhibit A – Form of Assignment and Assumption Agreement

Exhibit B – Form of Compliance Certificate

Exhibit C – Form of Loan Notice

Exhibit D – Form of Note

Exhibit E – Form of Solvency Certificate

Exhibit F – Form of Subsidiary Guaranty

Exhibit G – Forms of U.S. Tax Compliance Certificates

Exhibit H – Form of Letter of Credit Report

Exhibit I – Form of Swingline Loan Notice

Exhibit J – Form of Notice of Loan Prepayment

Exhibit K – Form of Notice of Additional LC Issuer

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of May 3, 2024, among SUNOCO LP, a Delaware limited partnership (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and an LC Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

A. The Borrower previously executed that certain Second Amended and Restated Credit Agreement dated as of April 7, 2022 (as amended or modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and LC Issuer, the other agents named therein and a syndicate of lenders party thereto, pursuant to which the lenders party thereto extended the Obligations (as defined in the Existing Credit Agreement, herein the “Existing Obligations”) to the Borrower.

B. The Borrower desires to modify and extend the Existing Obligations, and the Administrative Agent and the Lenders are willing to modify and extend the Existing Obligations by amending and restating the Existing Credit Agreement as set forth herein.

In consideration of the mutual covenants and agreements contained herein and in consideration of the loans which may hereafter be made by Lenders to, and the Letters of Credit that may hereafter be issued by the LC Issuer for the account of, the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Business Debt Refinancing” means the repayment, redemption, discharge or defeasance, as applicable, of outstanding Indebtedness, accrued interest, fees and other amounts outstanding or otherwise due and payable thereon as a result of such repayment, redemption, discharge or defeasance under (a) the NuStar Subordinated Notes, (b) the NuStar Preferred Equity and (c) the NuStar Credit Agreement.

“Acquisition” means the purchase or other acquisition of property and assets or a business of any Person or of assets constituting a business unit, a line of business or division of any Person, or Equity Interests in a Person (including as a result of a merger or consolidation).

“Acquisition Agreement” means that Agreement and Plan of Merger, dated as of January 22, 2024 (together with the schedules and exhibits thereto) among the Borrower, Saturn Merger Sub, LLC, NuStar, NuStar GP, LLC, Riverwalk Logistics, L.P. and the General Partner.

“Acquisition Agreement Representations” means the representations made by or on behalf of NuStar and its Subsidiaries in the Acquisition Agreement that are material to the interests of the Lenders but only to the extent that the Borrower or its applicable Affiliates has the right (taking into account any applicable cure provisions) to terminate its obligation to consummate the Closing Date Acquisition (or otherwise does not have an obligation to close) under the Acquisition Agreement as a result of a breach of or a failure of such representations to be accurate in the Acquisition Agreement.

“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(d).

“Aggregate Commitments” means the aggregate Commitments of all Lenders.

“Aggregate Letter of Credit Commitments” means the aggregate Letter of Credit Commitments of all LC Issuers.

“Aggregate Revolving Credit Loan Commitment Increase” has the meaning specified in Section 2.17(a).

“Aggregate Revolving Credit Loan Commitments” means the Revolving Credit Loan Commitments of all the Lenders. The initial amount of the Aggregate Revolving Credit Loan Commitments is $1,500,000,000, subject to optional reductions pursuant to Section 2.16 and subject to increases as provided in Section 2.17.

“Agreed Currency” means Dollars or any Alternative Currency, as applicable.

“Agreement” means this Third Amended and Restated Credit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 10.23.

“Alternative Currency” means each of the following currencies: Euros, Sterling, Mexican Pesos and Canadian Dollars, together with each other currency (other than Dollars) that is approved in accordance with Section 1.10; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the LC Issuer on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars. Any such determination by the LC Issuer shall be conclusive absent manifest error.

“Amendment No. 1” means that certain Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of May 16, 2025, by and among the Borrower, the Guarantors party thereto, the Lenders and LC Issuers party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrower or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Credit Loan Commitments and / or, if applicable, Incremental Term Loan Commitments, represented by such Lender’s Revolving Credit Loan Commitment and / or Incremental Term Loan Commitment, as the case may be, at such time, subject to adjustment as provided in Section 2.20(a)(iv). If the commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Assumption, Increase Agreement, Incremental Amendment or other documentation contemplated hereby pursuant to which such Lender becomes a party hereto or obtains a Commitment hereunder, as applicable.

“Applicable Rate” means, subject to adjustment pursuant to Section 2.17(c), (1) with respect to the Revolving Credit Facility, (a) with respect to any Base Rate Loan, Term SOFR Loan or commitment fees hereunder, the percent per annum set forth below under the caption “Base Rate Margin,” “Term SOFR Margin,” or “Commitment Fee Rate,” respectively, (i) from the Closing Date to the first Business Day immediately following the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.01(b) for the first Fiscal Quarter of the Borrower ending after the Closing Date, based upon Level 2, and (ii) thereafter until the first Investment Grade Event, based upon the Level corresponding to the Net Leverage Ratio set forth in the Compliance Certificate most recently received by the Administrative Agent pursuant to Section 6.01(b):

Level	Net Leverage Ratio	Base Rate Margin	Term SOFR Margin	Commitment Fee Rate
1	≥ 4.75 to 1.00	1.25%	2.25%	.350%
2	≥ 4.00 to 1.00 and < 4.75 to 1.00	1.00%	2.00%	.350%
3	≥ 3.50 to 1.00 and < 4.00 to 1.00	.750%	1.75%	.300%
4	≥ 3.00 to 1.00 and < 3.50 to 1.00	.500%	1.50%	.300%
5	< 3.00 to 1.00	.250%	1.25%	.250%

and (b) on any day on or after the first Investment Grade Event, the percent per annum set forth below under the caption “Base Rate Margin,” “Term SOFR Margin,” or “Commitment Fee Rate,” respectively, based upon the Level corresponding to the Ratings by the Rating Agencies applicable on such date:

Level	Ratings: (Moody’s/S&P/Fitch)	Base Rate Margin	Term SOFR Margin	Commitment Fee Rate
1	< Ba1 / BB+ / BB+	.750%	1.75%	.350%
2	Ba1 / BB+ / BB+	.625%	1.625%	.275%
3	Baa3 / BBB- / BBB-	.500%	1.50%	.200%
4	Baa2 / BBB / BBB	.250%	1.25%	.150%
5	≥ Baa1 / BBB+ / BBB+	.125%	1.125%	.125%

For purposes of clause (a) above, any increase or decrease in the Applicable Rate resulting from a change in the Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Applicable Rate shall remain at the level determined by the most recently delivered Compliance Certificate and shall continue to apply until the first Business Day immediately following the date on which such Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Net Leverage Ratio contained in such Compliance Certificate, and if the Applicable Rate would have been set at a higher level during the period of non-delivery of the Compliance Certificate, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, on demand all amounts which would have accrued hereunder had the Compliance Certificate been delivered when due. For purposes of clause (b) above, (i) if there is only one Rating, the Level corresponding to that Rating shall apply; (ii) if there are only two Ratings, then (A) if there is a one Level difference between the two Ratings, then the Level corresponding to the higher Rating shall be used, and (B) if there is a greater than one Level difference between the Ratings, then the Level that is one Level below the higher Rating will be used; (iii) if there are three Ratings, then (A) if all three are at different Levels, the middle Level shall apply and (B) if two Ratings correspond to the same Level and the third is different, the Level corresponding to the two same Levels shall apply; (iv) if the Ratings established or deemed to have been established by the Rating Agencies shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency and (v) if no Rating is determined, Level 1 shall apply. Changes in the Applicable Rate will occur automatically without prior notice as changes in the applicable Ratings occur, and each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and

(2) with respect to any Incremental Term Loan Facility, the interest rates and interest margins agreed upon by the Borrower and the Incremental Term Loan Lenders in the applicable Incremental Amendment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means each of Truist Securities, Inc., BofA Securities, Inc., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate And Investment Bank, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., PNC Capital Markets LLC, RBC Capital Markets, LLC, Banco Santander, S.A., New York Branch, Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC and Wells Fargo Securities, LLC in their respective capacities as joint lead arranger.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Autoborrow Agreement” has the meaning specified in Section 2.02(e).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.07(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., a national banking association.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided that if the Base Rate is less than zero it shall be deemed to be zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan or portion of a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership of a Loan Party required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit or securities in the ordinary course and with respect to which no Disqualified Lender, directly or indirectly, possesses the power to direct or cause the direction of the investment policies of such entity.

“Borrower” means Sunoco LP, a Delaware limited partnership.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means Loans of the same Type made, Converted or Continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent’s Office is located.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP; provided that any lease that would have been characterized as an operating lease under GAAP as in effect prior to December 15, 2018 shall be treated as an operating lease for all purposes under this Agreement.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Cash” means money, currency or a credit balance in any deposit account.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, LC Issuer or Swingline Lender (as applicable) and the Lenders, as collateral for LC Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the LC Issuer or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the LC Issuer or Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means Investments in:

(a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States or an instrumentality or agency thereof and entitled to the full faith and credit of the United States;

(b) demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, (i) with any office of any Lender or (ii) with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States or any state therein or the District of Columbia, which has capital, surplus and undivided profits of at least $500,000,000, and whose long-term certificates of deposit are rated BBB+ or Baa1 or better, respectively, by a Rating Agency;

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with (i) any Lender or (ii) any other commercial bank meeting the specifications of subsection (b) above;

(d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody’s or A-1 by S&P; and

(e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement or (b) at the time it entered into a Cash Management Agreement, was an Existing Lender or an Affiliate thereof, in its capacity as a party to such Cash Management Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the existence of any of the following: (a) the failure of the General Partner to constitute the sole general partner of the Borrower, (b) Energy Transfer LP ceases to own, directly or indirectly, at least 51% of the Equity Interests in the General Partner which are entitled to vote for the board of directors or equivalent governing body of the General Partner or any Person (other than Energy Transfer LP) shall Control the General Partner or (c) a “change of control” or any comparable term under, and as defined in, any indenture, note agreement or other agreement governing any Indebtedness in excess of $200,000,000 that results in an “event of default” under such Indebtedness, such Indebtedness becoming due and payable before its maturity, or such Indebtedness being subject to a repurchase, retirement or redemption right or option (whether or not exercised).

“Closing Date” means the first date all the conditions precedent in Section 4.01 and Section 4.02 are satisfied or waived in accordance with Section 10.01.

“Closing Date Acquisition” means the acquisition, by way of merger, of NuStar, by Saturn Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Borrower, with NuStar surviving the merger as a subsidiary of the Borrower, pursuant to the terms of the Acquisition Agreement.

“Closing Date Financial Statements” means the (a) audited consolidated balance sheets and related consolidated statements of operations and comprehensive income, equity and cash flows of the Borrower and its Subsidiaries prepared in accordance with GAAP for the three most recently completed fiscal years ended at least 60 days before the Closing Date, (b) unaudited consolidated balance sheets and related consolidated statements of operations and comprehensive income, equity and cash flows of the Borrower and its Subsidiaries prepared in accordance with GAAP for any subsequent fiscal quarter (other than, in each case, the fourth quarter of any fiscal year) ended at least 40 days prior to the Closing Date, and for the comparable period of the prior fiscal year, (c) audited consolidated balance sheets and related consolidated statements of income (loss), comprehensive income (loss), cash flows and partners’ equity and mezzanine equity of NuStar and its subsidiaries prepared in accordance with GAAP for the most recently completed fiscal year ended at least 90 days before the Closing Date, and (d) unaudited consolidated balance sheets and related condensed consolidated statements of comprehensive income, cash flows and partners’ equity and mezzanine equity of NuStar and its subsidiaries prepared in accordance with GAAP for any subsequent fiscal quarter (other than, in each case, the fourth quarter of any fiscal year) ended at least 45 days prior to the Closing Date, and for the comparable period of the prior fiscal year.

“Closing Date Senior Notes” means the (a) 7.00% senior notes due 2029 and (b) the 7.25% senior notes due 2032, in each case, issued by the Borrower pursuant to the Indenture, dated as of April 30, 2024 between the Borrower, as issuer and U.S. Bank Trust Company, National Association, as trustee.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Commission” means the United States Securities and Exchange Commission.

“Commitment” means, as to each Lender, its Revolving Credit Loan Commitment and, if applicable, Incremental Term Loan Commitment.

“Commitment Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Credit Loan Maturity Date, (b) the date of termination of the Aggregate Revolving Credit Loan Commitments pursuant to Section 2.16, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the LC Issuer to make LC Credit Extensions pursuant to Section 8.02.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” has the meaning specified in Section 10.02(c).

“Competitor” means (a) any Person that competes in the same or a substantially similar industry or line of business as any Loan Party which is separately identified by the Borrower to the Administrative Agent in writing prior to the Closing Date and (b) subject to the approval of the Administrative Agent in its reasonable discretion, any Person that competes in the same or a substantially similar industry or line of business as any Loan Party which is designated as a “Competitor” by the Borrower to the Administrative Agent in writing from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Conflicts Committee” shall have the meaning given to that term in the partnership agreement of the Borrower, as the same may be amended from time to time, or any committee comprised solely of directors of the General Partner meeting the independence standards prescribed by the exchange upon which the Borrower’s common units representing limited partner interests in the Borrower are listed for trading.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lenders” has the meaning specified in Section 2.18(c).

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial condition, results of operations, cash flows, assets, liabilities, etc. refer to the consolidated financial statements, financial condition, results of operations, cash flows, assets, liabilities, etc. of such Person and its properly consolidated subsidiaries. Notwithstanding the foregoing, when used in reference to the Borrower and its subsidiaries, “Consolidated” shall exclude the effect on the consolidated financial statements, financial condition, results of operations, cash flows, assets, liabilities, etc. of the Borrower and its subsidiaries of all Unrestricted Subsidiaries, determined as if neither the Borrower nor any of its subsidiaries held any Equity Interest in Unrestricted Subsidiaries.

“Consolidated EBITDA” means, for any period (without duplication), Consolidated Net Income for such period, plus (a) each of the following to the extent deducted in determining such Consolidated Net Income: (i) all Consolidated Interest Expense, (ii) all income taxes (including any franchise taxes to the extent based upon net income) of the Borrower and its Subsidiaries for such period, (iii) all depreciation and amortization (including amortization of intangible assets) of the Borrower and its Subsidiaries for such period, (iv) any other non-cash charges or losses of the Borrower and its Subsidiaries for such period (including any non-cash losses resulting from the impairment of long-lived assets, goodwill or intangible assets) and (v) all transaction fees and expenses for acquisitions, investments, dispositions and equity or debt offerings, minus (b) each of the following: (i) all non-cash items of income or gain of the Borrower and its Subsidiaries which were included in determining such Consolidated Net Income for such period, and (ii) any cash payments made during such period in respect of items described in clause (a)(iv) above subsequent to the Fiscal Quarter in which the relevant non-cash charges or losses were reflected as a charge in determining Consolidated Net Income. Consolidated EBITDA shall be subject to the adjustments set forth in the following clauses (1) and (2) for all purposes under this Agreement:

(1) If, since the beginning of the four Fiscal Quarter period ending on the date for which Consolidated EBITDA is determined, the Borrower or any Subsidiary shall have made any disposition or acquisition of assets, shall have consolidated or merged with or into any Person (other than a Subsidiary), or shall have made any disposition of Equity Interests or an acquisition of Equity Interests, Consolidated EBITDA shall be calculated giving pro forma effect thereto as if the disposition, acquisition, consolidation or merger had occurred on the first day of such period. Such pro forma effect shall be determined (A) in good faith by the chief executive officer, chief financial officer, principal accounting officer or treasurer of the Borrower and (B) giving effect to any anticipated or proposed cost savings related to such disposition, acquisition, consolidation or merger, to the extent approved by Administrative Agent, such approval not to be unreasonably withheld or delayed.

(2) Consolidated EBITDA shall be increased by the amount of any applicable Material Project EBITDA Adjustments in respect of any Material Project of the Borrower and its Subsidiaries applicable to such period.

“Consolidated Funded Indebtedness” means as of any date, the sum of the following (without duplication): (a) all Indebtedness which is classified as “long-term indebtedness” on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with GAAP and any current maturities and other principal amount in respect of such Indebtedness due within one year but which was classified as “long-term indebtedness” at the creation thereof, (b) Indebtedness for borrowed money of the Borrower and its Subsidiaries outstanding under a revolving credit or similar agreement, notwithstanding the fact that any such borrowing is made within one year of the expiration of such agreement, (c) Capital Lease Obligations of the Borrower and its Subsidiaries, and (d) all Indebtedness in respect of any Guarantee by the Borrower or any of its Subsidiaries of Indebtedness of any Person other than the Borrower or any of its Subsidiaries, but excluding obligations of the Borrower or any Subsidiaries under Hybrid Securities, minus (e) the aggregate amount of unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries on such date as determined in accordance with GAAP, not in excess of $50,000,000; provided, however, that Consolidated Funded Indebtedness shall include only those liabilities under the Contingent Residual Support Agreements that would be required under the loss contingency recognition principles in FASB ASC 450-20-25 to be reflected on the Consolidated balance sheet of the Borrower on the date of determination; provided, further, that obligations under any Qualified Securitization Transaction shall not constitute Consolidated Funded Indebtedness.

“Consolidated Interest Expense” means, for any period, (a) all interest paid or accrued (that has resulted in a cash payment in the period or will result in a cash payment in future quarter(s)) during such period on, and all fees and related charges in respect of, Indebtedness which was deducted in determining Consolidated Net Income during such period, after giving effect to all interest rate Hedging Contracts and (b) all realized gains or losses in respect of interest rate Hedging Contracts.

“Consolidated Net Income” means, for any period (without duplication), the Borrower’s and its Subsidiaries’ gross revenues for such period, minus the Borrower’s and its Subsidiaries’ expenses and other proper charges against income (including taxes on income to the extent imposed), determined on a Consolidated basis. Consolidated Net Income shall be adjusted to exclude the effect of (a) any gain or loss from the sale of assets other than in the ordinary course of business, (b) any extraordinary gains or losses, (c) any non-cash gains or losses resulting from mark to market activity as a result of FASB ASC 815, (d) net income of any Subsidiary to the extent, but only to the extent, that the declaration or payment of cash Distributions by such Subsidiary of such net income is not, as of the date of determination, permitted by the operation of the terms of its charter or any Contractual Obligation, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, and (e) income or losses attributable to Unrestricted Subsidiaries, unconsolidated joint ventures, any Person accounted for by the equity method of accounting, or any other Person that is not a Subsidiary, provided that Consolidated Net Income shall include any cash Distributions received by the Borrower or its Subsidiaries from Unrestricted Subsidiaries, unconsolidated joint ventures, any Person accounted for by the equity method of accounting, or any other Person that is not a Subsidiary, in each case to the extent actually received during such period (adjusted as provided in the following clauses (1) and (2) of this definition). The amount of Consolidated Net Income attributable to cash distributions with respect to any Person referred to in clause (e) (including in respect of any newly-acquired Equity Interests owned by the Borrower or any Subsidiary in respect of any Person that is an Unrestricted Subsidiary, an unconsolidated joint venture, any Person accounted for by the equity method of accounting, or any other Person that is not a Subsidiary) shall be subject to the adjustments set forth in the following clauses (1) and (2) for all purposes under this Agreement:

(1) If, since the beginning of the four Fiscal Quarter period ending on the date for which Consolidated Net Income is determined, such Person shall have made any disposition or acquisition of assets, shall have consolidated or merged with or into another Person (other than a Subsidiary), or shall have made any disposition or an acquisition of Equity Interests, Consolidated Net Income shall be calculated giving pro forma effect to the cash distributions that would have been made to the Borrower or its Subsidiaries as if the disposition, acquisition, consolidation or merger had occurred on the first day of such period. Such pro forma effect shall be determined (A) in good faith by the chief executive officer, chief financial officer, principal accounting officer or treasurer of the Borrower and (B) giving effect to any anticipated or proposed cost savings related to such disposition, acquisition, consolidation or merger, to the extent approved by Administrative Agent, such approval not to be unreasonably withheld or delayed; and

(2) Consolidated Net Income shall be increased by the amount of any projected cash distributions from such Person attributable to any applicable Material Project EBITDA Adjustments in respect of any Material Project of such Person applicable to such period.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of Consolidated assets of the Borrower and its Subsidiaries after deducting therefrom: (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt); and (b) the value (net of any applicable reserves and accumulated amortization) of all goodwill, trade names, trademarks, patents and other like intangible assets (other than any amounts attributable to third-party dealer distribution or supply contracts), all as set forth, or on a pro forma basis would be set forth, on the Consolidated balance sheet of the Borrower and its Subsidiaries for the most recently completed Fiscal Quarter, prepared in accordance with GAAP.

“Contingent Obligor” has the meaning specified in the definition of “Contingent Residual Support Agreements”.

“Contingent Residual Support Agreements” means any agreement entered into by the Borrower or any of its subsidiaries (the “Contingent Obligor”), in which the Contingent Obligor agrees to provide contingent residual support with respect to obligations (the “Original Obligation”) of another Person (the “Original Obligor”); provided that, the Contingent Obligor is required to make a payment pursuant to such agreement only to the extent that the obligee on the Original Obligation cannot obtain repayment of the Original Obligation from the Original Obligor after exhausting all other remedies and recourse available to such obligee.

“Continue,” “Continuation,” and “Continued” shall refer to the continuation pursuant to Section 2.04 of a Term SOFR Loan as a Term SOFR Loan from one Interest Period to the next Interest Period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound pursuant to which such Person is obligated to perform an agreement or other undertaking.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert,” “Conversion,” and “Converted” shall refer to a conversion pursuant to Section 2.04 or Article III of one Type of Loan into another Type of Loan.

“Covered Party” has the meaning specified in Section 10.17(a).

“Credit Extension” means each of the following: (a) a Borrowing that is not a Continuation or Conversion, and (b) an LC Credit Extension.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Assumption Agreements” means one or more Debt Assumption Agreements dated on or about the Closing Date by the Borrower in favor of, and for the benefit of, the lenders and other applicable creditors, of NuStar, NuStar Logistics, L.P. and NuStar Pipeline Operating Partnership, L.P., in respect of (a) the NuStar Credit Agreement, (b) the NuStar Subordinated Notes, (c) the NuStar Senior Notes and (d) the Go-Zone Bonds.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, at the time in question, (a) for any Term SOFR Loan (up to the end of the applicable Interest Period), two percent (2%) per annum plus the interest rate (including the Applicable Rate) then in effect for such Loan, (b) for each Base Rate Loan or LC Obligation, two percent (2%) per annum plus the Applicable Rate for Base Rate Loans plus the Base Rate then in effect or (c) for each Letter of Credit, two percent (2%) per annum plus the Applicable Rate for Term SOFR Loans; provided, however, the Default Rate shall never exceed the Maximum Rate.

“Default Rate Period” means (i) any period during which any Event of Default specified in Section 8.01(a), (b) or (i) is continuing and (ii) upon the request of the Majority Lenders, any period during which any other Event of Default is continuing.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any LC Issuer or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration (defined below), (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become subject to a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, each LC Issuer, each Swingline Lender and each Lender. “Undisclosed Administration” means, in relation to a Lender or its parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a Governmental Authority under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable Law requires that such appointment is not to be publicly disclosed.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself, or whose government, is the subject of any Sanction.

“Disclosure Schedule” means Schedule 2 hereto.

“Disposition” means the sale, transfer, license, lease or other disposition of any property by any Person. The term “Dispose” shall have a correlative meaning.

“Disqualified Lender” means, at all times that no Event of Default under Section 8.01(a), (b) or (i) shall exist, (a) any Competitor, (b) any Person designated by the Borrower as a “Disqualified Lender” by written notice delivered to the Administrative Agent on or prior to the date hereof and (c) in the case of clauses (a) and (b) above, any of such Person’s Affiliates identified in writing to the Administrative Agent or reasonably identifiable as such solely on the basis of its name, other than an Affiliate of such Person that is a Bona Fide Debt Fund; provided that, “Disqualified Lender” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time.

“Distribution” means, as to any Person, with respect to any shares of any capital stock, any units, any partnership interests or other equity securities or ownership interests issued by such Person, (a) the retirement, redemption, purchase or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars as determined by the applicable LC Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency. Any determination by such LC Issuer pursuant to clause (b) above shall be conclusive absent manifest error.

“Domestic Subsidiary” shall mean any Subsidiary, other than an Unrestricted Subsidiary, that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“DQ List” has the meaning specified in Section 10.06(g)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount, in each case amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof, payable by the Borrower generally to lenders or other institutions providing such Indebtedness, but excluding any arrangement, syndication, commitment, amendment, underwriting prepayment, structuring, ticking or other similar fees payable in connection therewith that are not generally shared with all relevant syndicate lenders and, if applicable, consent fees for an amendment paid generally to consenting lenders; provided that with respect to any Indebtedness that includes a “Term SOFR floor” or “Base Rate floor” or, in either case, similar or successor provisions, (i) to the extent that the Term SOFR, Base Rate, or Successor Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the Term SOFR, Base Rate, or Successor Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Elective Subsidiary Guarantor” means any Subsidiary of the Borrower that is not a Material Subsidiary, which the Borrower has elected to cause such Subsidiary to provide a Guarantee of the Obligations.

“Electronic Copy” has the meaning specified in Section 10.02(c).

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) consented to by (i) the Administrative Agent and the LC Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such consent not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or subsidiaries or any Disqualified Lender.

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the LC Issuer in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the LC Issuer of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is used, result in, in the reasonable opinion of the LC Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, or (c) providing such currency is impracticable in the reasonable determination of the LC Issuer (with such determination made on a consistent basis across similarly situated customers) (each of clauses (a), (b), and (c) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Events(s) no longer exist(s).

“Environmental Laws” means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means the Borrower and its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such entity, are treated as a single employer under Section 414 of the Code.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any of the Borrower or any Subsidiary has a fixed or contingent liability.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning given to such term in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” means, with respect to any Guarantor or any grantor party to any Guaranty, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the Guarantee of such Person becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to Laws in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such interest in the Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals.

“Existing Lender” means any “Lender” (as defined in the Existing Credit Agreement) party to the Existing Credit Agreement immediately prior to the Closing Date.

“Existing Letters of Credit” means (a) the Letters of Credit (as defined in the Existing Credit Agreement) issued and outstanding under the Existing Credit Agreement and (b) the Letters of Credit (as defined in the NuStar Credit Agreement) issued and outstanding under the NuStar Credit Agreement, in each case, listed on Schedule 2.11.

“Existing Loan Documents” has the meaning given to the term “Loan Documents” in the Existing Credit Agreement.

“Existing Obligations” has the meaning specified in the recitals.

“Existing Senior Notes” means, collectively, (a) the 6.00% senior notes due 2027 under the Indenture, dated as of March 14, 2019, (b) the 5.875% senior notes due 2028 under the Indenture, dated as of January 23, 2018, (c) the 7.000% senior notes due 2028 under the Indenture, dated as of September 20, 2023, (d) the 4.500% senior notes due 2029 under the Indenture and (e) the 4.500% senior notes due 2030 under the Indenture, dated as of October 20, 2021, in each case, issued by the Borrower and Sunoco Finance Corp. (which is a Finance Co).

“Extended Maturity Date” has the meaning specified in Section 2.18(c).

“Extension Option” has the meaning specified in Section 2.18(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing and any law or regulation adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, (a) the letter agreement dated January 22, 2024 among the Borrower, the Administrative Agent and BofA Securities, Inc. and (b) the letter agreement dated January 22, 2024 among the Borrower, Truist Bank, Truist Securities, Inc., the Administrative Agent, and BofA Securities, Inc.

“Finance Co” means any direct or indirect wholly-owned Subsidiary of the Borrower incorporated to become or otherwise serving as a co-issuer or co-borrower of Indebtedness permitted by Section 7.01(a)(xi) of this Agreement, which Subsidiary meets the following conditions at all times: (a) the provisions of Section 6.09 have been complied with in respect of such Subsidiary, and such Subsidiary is not an Unrestricted Subsidiary and is a Subsidiary Guarantor, (b) such Subsidiary shall be a corporation and (c) such Subsidiary has not (i) incurred, directly or indirectly any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness that it was formed to co-issue or co-borrow (including, for the avoidance of doubt, any additional series, tranche or issuance of such type of Indebtedness) and for which it serves as co-issuer or co-borrower, (ii) engaged in any business, activity or transaction, or owned any property, assets or Equity Interests other than (A) performing its obligations and activities incidental to the co-issuance or co-borrowing of the Indebtedness that it was formed to co-issue or co-borrow and (B) other activities incidental to the maintenance of its existence, including legal, tax and accounting administration, (iii) consolidated with or merged with or into any Person, or (iv) failed to hold itself out to the public as a legal entity separate and distinct from all other Persons.

“Fiscal Quarter” means a fiscal quarter of the Borrower ending on the last day of March, June, September or December.

“Fiscal Year” means a fiscal year of the Borrower ending on December 31.

“Fitch” means Fitch Ratings, Inc. or any successor to the ratings business thereof.

“Foreign Lender” means any Lender that is not a U.S. Person, including such a Lender when acting in the capacity of an LC Issuer.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the LC Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means those generally accepted accounting principles and practices in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of the Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any such accounting principle or practice is required in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Borrower or with respect to the Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and the Borrower and Majority Lenders agree to such change insofar as it affects the accounting of the Borrower or of the Borrower and its Consolidated Subsidiaries.

“General Partner” means Sunoco GP LLC, a Delaware limited liability company, or the corporate, partnership or limited liability successor thereto.

“Go-Zone Bond” means any bond issued pursuant to a Go-Zone Bond Indenture.

“Go-Zone Bond Indentures” means, collectively: (a) the Lease Agreement between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P., dated June 1, 2008, as amended by that certain First Supplement and Amendment to Lease Agreement (Series 2008), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar and NuStar Pipeline Operating Partnership, L.P., and the related Indenture of Trust, dated as of June 1, 2008, as supplemented and amended by the First Supplement and Amendment to Indenture of Trust, dated as of June 1, 2020, in each case, between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; (b) the Lease Agreement between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P., dated July 1, 2010, as amended by that certain First Supplement and Amendment to Lease Agreement (Series 2010), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar and NuStar Pipeline Operating Partnership, L.P., and the related Indenture of Trust, dated as of July 1, 2010, as supplemented and amended by the First Supplement and Amendment to Indenture of Trust, dated as of June 1, 2020, in each case, between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; (c) the Lease Agreement between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P., dated October 1, 2010, as amended by that certain First Supplement and Amendment to Lease Agreement (Series 2010A), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar and NuStar Pipeline Operating Partnership, L.P., and the related Indenture of Trust, dated as of October 1, 2010, as supplemented and amended by the First Supplement and Amendment to Indenture of Trust, dated as of June 1, 2020, in each case, between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; (d) the Lease Agreement between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P., dated December 1, 2010, as amended by that certain First Supplement and Amendment to Lease Agreement (Series 2010B), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar and NuStar Pipeline Operating Partnership, L.P., and the related Indenture of Trust, dated as of December 1, 2010, as supplemented and amended by the First Supplement and Amendment to Indenture of Trust, dated as of June 1, 2020, in each case, between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee; and (e) the Lease Agreement between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P., dated August 1, 2011, as amended by that certain First Supplement and Amendment to Lease Agreement (Series 2011), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar and NuStar Pipeline Operating Partnership, L.P., and the related Indenture of Trust, dated as of August 1, 2011, as supplemented and amended by the First Supplement and Amendment to Indenture of Trust, dated as of June 1, 2020, in each case, between Parish of St. James, State of Louisiana and U.S. Bank National Association, as Trustee.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The term “Guarantee” shall exclude endorsements in the ordinary course of business of negotiable instruments in the course of collection. The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (i) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made, or (ii) if not stated or determinable or if such Guarantee by its terms is limited to less than the full amount of such primary obligation, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or the amount to which such Guarantee is limited. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Guaranteed Hedge Agreement” means any Hedging Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank; provided, that any confirmation or other transaction entered into in respect of any such Hedging Contract after such Person ceases to be a Leader or an Affiliate of a Lender shall not constitute a Guaranteed Hedge Agreement.

“Guaranteed Parties” means, collectively, the Administrative Agent, the LC Issuer, the Swingline Lender, the Lenders, the Hedge Banks, the Cash Management Banks, and any other party for whose benefit a Guarantor has entered into a Guaranty.

“Guarantors” means any Subsidiary Guarantor.

“Guaranty” means, collectively, the Subsidiary Guaranty and any other Guarantee of the Obligations made by the applicable Guarantors in favor of the Administrative Agent for the benefit of the Guaranteed Parties.

“Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedging Contract, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Hedging Contract or (b) at the time it entered into a Hedging Contract, was an Existing Lender or an Affiliate thereof, in its capacity as a party to such Hedging Contract.

“Hedging Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

“Hybrid Securities” means any hybrid securities consisting of trust preferred securities or deferrable interest subordinated debt securities with maturities of at least 20 years issued either by the Borrower or by wholly owned special purpose entities that are Subsidiaries.

“Increase” has the meaning specified in Section 2.17(a).

“Increase Agreement” has the meaning specified in Section 2.17(a).

“Increase Effective Date” has the meaning given to such term in Section 2.17(a).

“Incremental Amendment” has the meaning given to such term in Section 2.17(c).

“Incremental Term Loan Commitment” means the commitment of any Lender to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Facility” means, at any time, the Incremental Term Loan Commitments of a specified tranche at such time (or, if the Incremental Term Loan Commitments of a specified tranche have terminated, the sum of all Incremental Term Loans outstanding at such time that were funded in connection with such Incremental Term Loan Commitments).

“Incremental Term Loan Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Maturity Date” means the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Amendment (as such date may be extended pursuant to Section 2.18).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.17(a).

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Equity Interests of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8.01(g) only, all obligations of such Person in respect of Hedging Contracts. For the avoidance of doubt, obligations arising under performance guaranties entered into by the Borrower or any of its Subsidiaries constituting a Standard Securitization Undertaking shall not be “Indebtedness”.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” or “Indemnitees” has the meaning given to such term in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Financial Statements” means the audited Consolidated financial statements of the Borrower for the fiscal year ending December 31, 2023.

“Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on such date.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each Fiscal Quarter and the applicable Maturity Date.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the applicable Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or Joint Venture Interest in such other Person and any arrangement pursuant to which the investor Guarantees obligations of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of determining the outstanding amount of an Investment, the amount of any Investment shall be the amount actually invested (without adjustment for subsequent increases or decreases in the value of such Investment) reduced by the cash proceeds received upon the sale, liquidation, repayment or disposition of such Investment (less all costs thereof) or other cash Distributions or proceeds received from such Investment, whether as earnings or as a return of capital, in an aggregate amount up to but not in excess of the amount of such Investment.

“Investment Grade Event” means (a) with respect to the senior, unsecured, non-credit enhanced long-term debt of the Borrower, the Borrower has received at least two of the following: a rating of at least (i) Baa3 by Moody’s, (ii) BBB- by S&P, and (iii) BBB- by Fitch and (b) with respect to any such rating from Moody’s, S&P, or Fitch that is lower than as set forth in the foregoing clauses (a)(i) through (iii), either (A) the senior, unsecured, non-credit enhanced long-term debt of the Borrower or (B) the corporate issuer rating of the Borrower is rated at least (1) Ba1 (stable) by Moody’s, (2) BB+ (stable) by S&P, or (3) BB+ (stable) by Fitch, as applicable.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Laws & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the LC Issuer and the Borrower (or any Subsidiary) or in favor of the LC Issuer and relating to any such Letter of Credit.

“Joint Venture Interest” means an acquisition of or Investment in Equity Interests in any Person, held directly or indirectly by the Borrower, that will not be a Subsidiary or Unrestricted Subsidiary after giving effect to such acquisition or Investment.

“Judgment Currency” has the meaning specified in Section 10.23.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest of (a) any Incremental Term Loan Maturity Date, (b) the Revolving Credit Loan Maturity Date and (c) any Extended Maturity Date.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LC Borrowing in accordance with its Applicable Percentage. All LC Advances shall be denominated in Dollars.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Credit Loans. All LC Borrowings shall be denominated in Dollars.

“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Disbursement” means a payment made by the LC Issuer pursuant to a Letter of Credit.

“LC Issuer” means (a) (i) Bank of America~~, in its capacity as issuer~~ and (ii) on and after the Parkland Acquisition Closing Date only, each of Barclays Bank PLC and Royal Bank of Canada, in each case of the foregoing clauses (i) and (ii), in their respective capacities as issuers of Letters of Credit hereunder, ~~or any successor issuer of Letters of Credit hereunder~~together with their respective successors, (b) Wells Fargo Bank, N.A. with respect to any Existing Letters of Credit issued under the NuStar Credit Agreement and (c) ~~after the Closing Date,~~ each other Lender (if any) as the Borrower may from time to time select as an LC Issuer hereunder pursuant to Section 2.09(k); provided that such Lender has agreed to be an LC Issuer. As used herein, the term “LC Issuer” shall mean “each LC Issuer” or “the applicable LC Issuer,” as the context may require.

“LC Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all LC Borrowings. The LC Obligations of any Lender at any time shall be its Applicable Percentage of the total LC Obligations at such time. For all purposes of this

Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the LC Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender” has the meaning given to such term in the introductory paragraph hereto. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Recipient Party” means collectively, the Lenders, the Swingline Lender, and the LC Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the LC Issuer.

“Letter of Credit Commitment” means, with respect to each LC Issuer, the commitment of such LC Issuer to issue Letters of Credit hereunder. As of the Amendment No. 1 Effective Date, (a) the amount of each LC Issuer’s Letter of Credit Commitment is set forth opposite the name of such LC Issuer on Schedule 1-A to Amendment No. 1 and (b) the Aggregate Letter of Credit Commitments is equal to $100,000,000. On the Parkland Acquisition Closing Date, unless the Aggregate Letter of Credit Commitments have, as of such date, otherwise been increased to an amount equal to or greater than $250,000,000, (a) each of Barclays Bank PLC and Royal Bank of Canada shall, without any further amendment to this Agreement or further action by any party, become an LC Issuer hereunder, (b) the amount of each LC Issuer’s Letter of Credit Commitment shall be as set forth on Schedule 1-B to Amendment No. 1 and (c) the Aggregate Letter of Credit Commitments will be equal to $250,000,000. On and after the Amendment No. 1 Effective Date, each LC Issuer’s Letter of Credit Commitment from time to time shall be such amount as shall be designated in writing to the Administrative Agent by the Borrower and such LC Issuer; provided that, any LC Issuer shall be permitted at any time and from time to time to increase its Letter of Credit Commitment, with the Borrower’s written consent, upon providing five (5) days’ prior written notice thereof to the Administrative Agent; provided however, that no increase to any LC Issuer’s Letter of Credit Commitment shall result in the Aggregate Letter of Credit Commitments to exceed the Aggregate Revolving Credit Loan Commitments then in effect. The Letter of Credit Commitments are part of, and not in addition to, the Aggregate Revolving Credit Loan Commitments.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the end of the Commitment Period (or if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.12(c).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit H or any other form approved by the Administrative Agent.

~~“Letter of Credit Sublimit” means an amount equal to $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Loan Commitments.~~

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Guaranty, and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.19 of this Agreement, the Fee Letters, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

“Loan Notice” means a notice of (a) a Borrowing, (b) a Conversion of Loans from one Type to the other, pursuant to Section 2.04, or (c) a Continuation of Term SOFR Loans, pursuant to Section 2.04, which, if in writing, shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Party” means the Borrower or any Subsidiary Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including the Revolving Credit Loans, the Incremental Term Loans and the Swingline Loans.

“Majority Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments and outstanding Loans (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition) or, if the Commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of all Loans outstanding (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect on (i) the results of operations, business, financial condition or assets of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of the Loan Parties (taken as a whole) to perform their obligations under this Agreement, the Notes or any other applicable Loan Document, or (iii) the legality, validity, binding effect or enforceability of this Agreement, the Notes or any other Loan Document.

“Material Project” means, in respect of a Person, the construction or expansion of any capital project of such Person, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) is reasonably expected by the Borrower to exceed, or exceeds $20,000,000.

“Material Project EBITDA Adjustments” shall mean, with respect to each Material Project of a Person:

(A) prior to the Commercial Operation Date of a Material Project (and including the Fiscal Quarter in which such Commercial Operation Date occurs) a percentage (based on the then-current completion percentage of such Material Project) of an amount determined by the Borrower (and approved by the Administrative Agent) as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period (except an annualized amount for such other period as may be proposed by the Borrower and approved by Majority Lenders shall be used) following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date and other factors deemed appropriate by the Administrative Agent) which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the Fiscal Quarter in which construction or expansion of such Material Project commences and for each Fiscal Quarter thereafter until the Commercial Operation Date of such Material Project (including the Fiscal Quarter in which such Commercial Operation Date occurs, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the actual period of delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(B) beginning with the first full Fiscal Quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding Fiscal Quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner set forth in clause (A) above) for the balance of the four full Fiscal Quarter period following such Commercial Operation Date, may, at the Borrower’s option, be added to actual Consolidated EBITDA for such Fiscal Quarters, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date included in Consolidated EBITDA.

Notwithstanding the foregoing, no such additions shall be allowed with respect to any Material Project unless:

(a) not later than 20 days (or such shorter time period as may be agreed by the Administrative Agent) prior to the delivery of a certificate required by the terms and provisions of Section 6.01(b) if Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 7.12, the Borrower shall have delivered to the Administrative Agent a proposed determination of Material Project EBITDA Adjustments setting forth (i) the scheduled Commercial Operation Date for such Material Project and (ii) projections of Consolidated EBITDA attributable to such Material Project, along with a reasonably detailed explanation of the basis therefor, and

(b) prior to the date such certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld or delayed) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent; and

(c) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA of the Borrower and its Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).

“Material Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on any date of determination.

“Maturity Date” means an Incremental Term Loan Maturity Date, the Extended Maturity Date or the Revolving Credit Loan Maturity Date, as the context shall require.

“Maximum Rate” has the meaning given to such term in Section 10.09.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of the LC Issuer and the Swingline Lender with respect to Letters of Credit or Swingline Loans issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent, the LC Issuer and the Swingline Lender in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Net Leverage Ratio” means the ratio of (a) Consolidated Funded Indebtedness outstanding on the specified date to (b) Consolidated EBITDA for the specified four Fiscal Quarter period.

“New Lenders” has the meaning given to such term in Section 2.17(a).

“Non-Consenting Lenders” has the meaning specified in Section 2.18(c).

“Non-Extension Notice Date” has the meaning specified in Section 2.07(b).

“Note” means a promissory note or amended and restated promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

“Notice of Additional LC Issuer” means a certificate substantially in the form of Exhibit K or any other form approved by the Administrative Agent.

“Notice of Extension” has the meaning specified in Section 2.18(a).

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“NuStar” means NuStar Energy, L.P. a Delaware limited partnership.

“NuStar Credit Agreement” means that certain Second Amended and Restated 5-Year Revolving Credit Agreement, dated as of January 28, 2022, by and among, inter alios, NuStar Logistics, L.P., NuStar, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

“NuStar Preferred Equity” means the NuStar’s (a) 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, (b) 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, and (c) 9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units.

“NuStar Receivables Facility” means that certain Receivables Financing Agreement, dated as of June 15, 2015, among NuStar, as initial servicer, NuStar Finance LLC, as borrower, PNC Bank, National Association, as a lender, group agent and administrative agent and the other lenders that may from time to time be party thereto.

“NuStar Receivables Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of June 15, 2015, among NuStar, as servicer, NuStar Finance LLC, as buyer, and the originators party thereto from time to time.

“NuStar Senior Notes” means, collectively, the (a) 5.75% senior notes due 2025, (b) the 6.00% senior notes due 2026, (c) the 5.625% senior notes due 2027 and (d) the 6.375% senior notes due 2030, in each case, issued by NuStar Logistics, L.P. and, as of the Closing Date, guaranteed by NuStar and NuStar Pipeline Operating Partnership, L.P., under the Indenture, dated as of July 15, 2002 among NuStar Logistics, L.P., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

“NuStar Subordinated Notes” means the 7.625% Fixed-to-Floating Rate Subordinated Notes due 2043 issued by NuStar Logistics, L.P. and, as of the Closing Date, guaranteed by NuStar and NuStar Pipeline Operating Partnership, L.P., under the Indenture, dated as of January 22, 2013.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower or any Guarantor arising under any Loan Document, Guaranteed Hedge Agreement or Guaranteed Cash Management Agreement or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor of any proceeding under any Debtor Relief Laws naming it as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Obligation” has the meaning specified in the definition of “Contingent Residual Support Agreements”.

“Original Obligor” has the meaning specified in the definition of “Contingent Residual Support Agreements”.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, the LC Issuer, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning given to such term in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Parkland” means Parkland Corporation, a corporation formed under the laws of the Province of Alberta.

“Parkland Acquisition” means the acquisition, directly or indirectly, of all of the issued and outstanding common shares of Parkland by the Borrower, by way of an arrangement in accordance with the Plan of Arrangement (as defined in the Parkland Acquisition Agreement) under Section 193 of the Business Corporations Act (Alberta), pursuant to the terms of the Parkland Acquisition Agreement.

“Parkland Acquisition Agreement” means that certain Arrangement Agreement, dated May 4, 2025 (together with all schedules, appendices and exhibits thereto), among the Borrower, 2709716 Alberta Ltd., a corporation formed under the laws of the Province of Alberta, Nustar GP Holdings, LLC and Parkland.

“Parkland Acquisition Closing Date” means the “Effective Date” (as defined in the Parkland Acquisition Agreement).

“Parkland Existing Notes” means Indebtedness outstanding under Parkland’s existing (a) 5.875% Senior Notes due 2027, (b) 6.000% Senior Notes due 2028, (c) 4.375% Senior Notes due 2029, (d) 4.500% Senior Notes due 2029, (e) 4.625% Senior Notes due 2030 and (f) 6.625% Senior Notes due 2032.

“Parkland Transactions” means, collectively, (a) the execution and delivery of Amendment No. 1, (b) the consummation of the Parkland Acquisition, (c) the issuance of any Letters of Credit and Borrowings of Revolving Credit Loans and the use of proceeds thereof on the Parkland Acquisition Closing Date, (d) the repayment and/or refinancing of certain existing Indebtedness of Parkland and its subsidiaries, and (e) the payment of fees, premiums, costs and expenses incurred in connection with or related to any of the foregoing

“Parkland Indenture” means each indenture governing any Parkland Existing Notes.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Permitted Liens” has the meaning given to such term in Section 7.02.

“Permitted Parkland Acquisition Bridge Debt” means Indebtedness of the Borrower or any Subsidiary in an aggregate outstanding principal amount not to exceed $2,650,000,000, the proceeds of which will be used to finance a portion of the consideration for the Parkland Acquisition on the Parkland Acquisition Closing Date; provided that (a) the obligors, whether direct or contingent, in respect of such Indebtedness do not include any Person that is not an obligor (including pursuant to the Subsidiary Guaranty) of the Obligations, (b) such Indebtedness is unsecured, (c) the scheduled maturity date of such Indebtedness is within three-hundred sixty-five (365) days after the date of incurrence thereof and (d) such Indebtedness does not contain any financial covenants that are more restrictive than those contained in, or that are not otherwise contained in, this Agreement.

“Permitted Parkland Backstop Bridge Cap” means, as of any date of determination, an amount equal to (a) $3,400,000,000 minus (b) an amount equal to the sum, without duplication, of:

(i) 100% of the aggregate outstanding principal amount of any series of Parkland Existing Notes on the 91st day after May 4, 2025, in the event that (x) no “Ratings Decline” (as defined in the applicable Parkland Indenture) has occurred with respect to such series of Parkland Existing Notes and (y) the rating of such series of Parkland Existing Notes has not, at any time after May 4, 2025, been under publicly announced consideration for possible downgrade by an applicable rating agency;

(ii) 100% of the aggregate outstanding principal amount of any series of Parkland Existing Notes on the date that (x) a consent from holders of each series of Parkland Existing Notes to any change of control arising out of the Parkland Acquisition and the related transactions or otherwise a waiver of the requirement to make a “Change of Control Offer” (as defined in the applicable Parkland Indenture) pursuant to each Parkland Indenture is obtained with respect to any series of Parkland Existing Notes or (y) a “Change of Control Offer” (as defined in the applicable Parkland Indenture) is no longer possible under the applicable Parkland Indenture as a result of such Parkland Existing Notes having been repaid, redeemed, satisfied and discharged or otherwise terminated (including pursuant to an exchange offer therefor);

(iii) 100% of the aggregate outstanding principal amount of any series of Parkland Existing Notes on the 91st day after the Amendment No. 1 Effective Date in the event that (x) no “Ratings Decline” (as defined in the applicable Parkland Indenture) has occurred with respect to an applicable series of Parkland Existing Notes and (y) the rating of such series of Parkland Existing Notes has not, at any time after May 4, 2025, been under publicly announced consideration for possible downgrade by an applicable rating agency; and

(iv) on any “Change of Control Payment Date” (as defined in the applicable Parkland Indenture) with respect to a series of Parkland Existing Notes, 100% of the aggregate outstanding principal amount of Parkland Existing Notes held by holders of such series of Parkland Existing Notes that do not elect to participate in the applicable “Change of Control Offer” (as defined in the applicable Parkland Indenture);

in each case for the foregoing clauses (i) through (iv), on or prior to such date of determination; provided that no additional Permitted Parkland Backstop Bridge Debt may be incurred on or after the date that is 121 days after the Amendment No. 1 Effective Date (or, if such date is not a Business Day, the immediately succeeding Business Day).

“Permitted Parkland Backstop Bridge Debt” means Indebtedness of the Borrower or any Subsidiary in an aggregate outstanding principal amount not to exceed the Permitted Parkland Backstop Bridge Cap, the proceeds of which will be used to refinance the applicable Parkland Existing Notes tendered by the holders thereof in any “Change of Control Offer” (as defined in the applicable Parkland Indenture) conducted in accordance with the applicable Parkland Indenture in connection with the Parkland Acquisition and any related transactions; provided that (a) the obligors, whether direct or contingent, in respect of such Indebtedness do not include any Person that is not an obligor (including pursuant to the Subsidiary Guaranty) of the Obligations, (b) such Indebtedness is unsecured, (c) the scheduled maturity date of any loans under such Indebtedness is within three-hundred sixty-five (365) days after the date of incurrence of such loans and (d) such Indebtedness does not contain any financial covenants that are more restrictive than those contained in, or that are not otherwise contained in, this Agreement.

“Permitted Parkland Bridge Debt” means any Permitted Parkland Acquisition Bridge Debt and/or any Permitted Parkland Backstop Bridge Debt, as the context may require.

“Permitted Priority Debt” means (i) Indebtedness of a Subsidiary, whether or not secured, other than Indebtedness permitted under clauses (i) through (x) and (xii) through (xiv) of Section 7.01(b) and (ii) Indebtedness of the Borrower or any Subsidiary secured by Liens on property of the Borrower or any Subsidiary, other than Liens permitted under subsections (a) through (r), and (t) of Section 7.02, not to exceed at any one time outstanding in the aggregate under clauses (i) and (ii), but without duplication, an aggregate principal amount equal to 20% of Consolidated Net Tangible Assets.

“Permitted Refinancing Debt” means any modification, refinancing, refunding, renewal or extension of any Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest, breakage and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension (i) has a final maturity date the same as or later than the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed or extended and (ii) except for any revolving Indebtedness, has a Weighted Average Life to Maturity the same as or greater than the Weighted Average Life to Maturity of the Indebtedness so modified, refinanced, refunded, renewed or extended; (c) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, such modification, refinancing, refunding, renewal or extension is secured by no more collateral than the Indebtedness being modified, refinanced, refunded, renewed or extended and the property constituting such collateral is not changed and (d) the obligors, whether direct or contingent, in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended are not changed.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Mexican Pesos” means the lawful currency of Mexico.

“Plan of Reorganization” has the meaning specified in Section 10.06(g)(iii).

“Platform” has the meaning specified in Section 6.02.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC Credit Support” has the meaning specified in Section 10.17.

“Qualified Securitization Assets” means (a) any accounts or notes receivable owed to the Borrower or any Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, (b) all collateral securing such accounts or notes receivable, (c) all contracts and contract rights and all guarantees or other obligations owed to the Borrower or a Subsidiary, in each case in respect of such accounts or notes receivable, and (d) all proceeds of such accounts or notes receivable and other assets (including contract rights) related to the foregoing which, in the case of clauses (a), (b), and (c) of this definition, are of the type customarily transferred or in respect of which security interests are customarily granted in connection with a securitization, factoring or similar monetization of similar assets.

“Qualified Securitization Attributed Indebtedness” means, as of any date of determination, the aggregate principal amount, unrecovered capital amount, or other similar amount outstanding in respect of any and all Qualified Securitization Transactions of the Borrower and its Subsidiaries.

“Qualified Securitization Entity” means (a) any Unrestricted Subsidiary or (b) any Wholly Owned Subsidiary of the Borrower, in each case, formed solely for the purpose of effecting a Qualified Securitization Transaction and engaging in activities reasonably related or incidental thereto, including, as of the Closing Date, NuStar Finance LLC.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary of the Borrower pursuant to which the Borrower or any Subsidiary of the Borrower may make a contribution to capital of, or sell, convey or otherwise transfer, any Qualified Securitization Assets to any Qualified Securitization Entity, or any other Person, including any intercompany Indebtedness incurred in connection therewith; provided that each of the following requirements is satisfied:

(a) all Qualified Securitization Attributed Indebtedness arising in connection with any such transaction or series of transactions is non-recourse to the Borrower and any Subsidiary (other than any Subsidiary that is a Qualified Securitization Entity) in all respects other than pursuant to Standard Securitization Undertakings;

(b) any Lien or other security provided for any Qualified Securitization Attributed Indebtedness in connection with such transaction or series of transactions is limited to assets described in Section 7.02(t); and

(c) all Qualified Securitization Attributed Indebtedness incurred in connection with any such transactions or series of transactions, collectively, does not exceed $700,000,000 at any time outstanding.

“Quarterly Testing Date” means the last day of each Fiscal Quarter.

“Rating” means, as to each Rating Agency and on any day, the rating maintained by such Rating Agency on such day for senior, unsecured, non-credit enhanced long-term debt of the Borrower.

“Rating Agency” means Fitch, S&P or Moody’s.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Securitization Transaction to repurchase Qualified Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of such assets or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the LC Issuer, as applicable.

“Register” has the meaning given to such term in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Rescindable Amount” has the meaning specified in Section 2.14(b)(ii).

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of any Loan Party or its general partner and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of such Loan Party or its general partner shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such entity and such Responsible Officer shall be conclusively presumed to have acted on behalf of such entity. To the extent reasonably requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Revaluation Date” means with respect to any Letter of Credit, each of the following: (a) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (b) each date of any payment by the LC Issuer under any Letter of Credit denominated in an Alternative Currency, (c) in the case of all Existing Letters of Credit denominated in an Alternative Currency, the Closing Date, and (d) such additional dates as the LC Issuer shall determine or the Majority Lenders shall require.

“Revolving Credit Facility” means, at any time, the Aggregate Revolving Credit Loan Commitments at such time (or, if the Aggregate Revolving Credit Loan Commitments have terminated, all Revolving Credit Loans, Swingline Loans and LC Obligations outstanding).

“Revolving Credit Facility Usage” means, at the time in question, the aggregate amount of all Revolving Credit Loans, Swingline Loans and LC Obligations outstanding after giving effect to (a) any borrowings, and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case maybe, occurring on such date; and (b) any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Revolving Credit Loan” means a Loan made pursuant to Section 2.01.

“Revolving Credit Loan Commitment” means, as to each Lender, its obligation (a) to make Revolving Credit Loans to the Borrower pursuant to Section 2.01, and (b) to purchase participations in LC Obligations and Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the Revolving Credit Loan Commitment amount set forth opposite such Lender’s name on Schedule 1 or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Loan Maturity Date” means May 3, 2029, as may be extended pursuant to Section 2.18 with respect to the Consenting Lenders only.

“S&P” means Standard & Poor’s Ratings Services (a division of McGraw Hill, Inc.) or its successor.

“Sanctions” means international economic or financial sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.10%.

“Solvency Certificate” means a certificate substantially in the form of Exhibit E.

“Specified Acquisition” means an Acquisition by the Borrower, a Subsidiary, an Unrestricted Subsidiary or a joint venture in which the Borrower or any Subsidiary owns Equity Interests for a purchase price of not less than $50,000,000.

“Specified Acquisition Period” means a period elected by the Borrower that commences on the date elected by the Borrower, by notice to the Administrative Agent, following the occurrence of a Specified Acquisition and ending on the earliest of (a) the third Quarterly Testing Date occurring after the consummation of such Specified Acquisition, (b) the date designated by the Borrower as the termination date of such Specified Acquisition Period, or (c) the Quarterly Testing Date on which the Borrower is in compliance with Section 7.12(a)(ii) as such compliance is determined as if such period was not a Specified Acquisition Period; provided, in the event the Net Leverage Ratio exceeds 5.00 to 1.00 from and after the first occurrence of an Investment Grade Event as of the end of any Fiscal Quarter in which a Specified Acquisition has occurred, the

Borrower shall be deemed to have so elected a Specified Acquisition Period with respect thereto on such last day of such Fiscal Quarter, and provided, further, following the election (or deemed election) of a Specified Acquisition Period, the Borrower may not elect (or be deemed to have elected) a subsequent Specified Acquisition Period unless, at the time of such subsequent election, the Net Leverage Ratio does not exceed 5.00 to 1.00 from and after the first occurrence of an Investment Grade Event; and provided further with respect to a Specified Acquisition by an Unrestricted Subsidiary or a joint venture, a Specified Acquisition Period may be elected by the Borrower (or may be deemed elected by the Borrower) only if the consideration for such Specified Acquisition is raised by the Borrower or a Subsidiary. Only one Specified Acquisition Period may be elected (or deemed elected) with respect to any particular Specified Acquisition.

“Specified Representations” means those representations and warranties of the Borrower in (a) Sections 5.02, 5.03, 5.04(i)(2) and (3), and 5.05, in each case, solely with respect to the Loan Parties and (b) Sections 5.13, 5.14, and 5.16.

“Spot Rate” for a currency means the rate determined by the LC Issuer to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the LC Issuer may obtain such spot rate from another financial institution designated by the LC Issuer in its reasonable discretion if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the LC Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a transaction of the type contemplated by the definition of Qualified Securitization Transaction, including, without limitation, those relating to the servicing of the assets of a Qualified Securitization Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Sterling” or “£” mean the lawful currency of the United Kingdom.

“subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary” means any subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Subsidiary Guarantor” means (a) any Material Subsidiary of the Borrower that is a Domestic Subsidiary and (b) any Elective Subsidiary Guarantor, in each case, that now or hereafter becomes party to the Subsidiary Guaranty pursuant to Section 6.09(d), including NuStar, NuStar Logistics, L.P., and NuStar Pipeline Operating Partnership L.P., unless and until such time as such Subsidiary has been released from its obligations under the Subsidiary Guaranty in accordance with the terms of the Loan Documents; provided that, in no event, shall a Qualified Securitization Entity be required to be a Subsidiary Guarantor.

“Subsidiary Guaranty” means that certain Fourth Amended and Restated Guaranty Agreement dated as of the Closing Date among each Subsidiary Guarantor party thereto and the Administrative Agent, substantially in the form of Exhibit F.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 10.17.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

“Swingline Lender” means Bank of America, in its capacity as provider of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.02.

“Swingline Loan Notice” means a notice of a Swingline Loan pursuant to Section 2.03(c), which shall be substantially in the form of Exhibit I or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Revolving Credit Loan Commitments. The Swingline Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Loan Commitments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Facility” means a term loan facility (other than any facility which constitutes an Incremental Term Loan Facility) that may consist of one or more series of senior unsecured notes, in each case as determined by the Borrower; provided that (i) the obligors, whether direct or contingent, in respect of such Term Loan Facility do not include any Person that is not an obligor (including pursuant to the Subsidiary Guaranty) of the Obligations, (ii) such Term Loan Facility is unsecured, (iii) in the event that the Effective Yield for any such Term Loan Facility is greater than the Effective Yield for any tranche of Incremental Term Loans by more than 0.50% per annum, then solely with respect to any tranche of Incremental Term Loans, the interest rate margin for Base Rate Loans or Term SOFR Loans applicable to such tranche of Incremental Term Loans shall automatically be increased to the extent necessary so that the Effective Yield for such tranche of Incremental Term Loans is equal to the Effective Yield for such Term Loan Facility minus 0.50% per annum; provided, further, that if such Term Loan Facility includes an interest rate floor greater than the applicable interest rate floor under any tranche of Incremental Term Loans, and such interest rate floor is in effect with respect to such Term Loan Facility on the date of determination and results in a higher interest margin, in such case, the interest rate floor (but not the interest rate margin, unless the Borrower otherwise elects in its sole discretion) applicable to any tranche of Incremental Term Loans shall be automatically increased to the extent of such differential between interest rate floors; provided that each basis point increase in the interest rate floor of any tranche of Incremental Term Loans shall count as one basis point of increase in the interest rate margin to any tranche of Incremental Term Loans for purposes of eliminating the differential between the Effective Yield for such Term Loan Facility and such Effective Yield for such tranche of Incremental Term Loans, (iv) the obligations under such Term Loan Facility shall not mature earlier than the then-effective Latest Maturity Date and shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of any tranche of Incremental Term Loans outstanding immediately prior to the incurrence of such Term Loan Facility and (v) such Term Loan Facility does not contain (A) any financial covenants that are more restrictive than those contained in, or that are not otherwise contained in, this Agreement or (B) any other covenants or events of default that are materially more onerous, taken as a whole, to the Borrower and its Subsidiaries than those contained in this Agreement.

“Term Loan Refinancing Indebtedness” means any refinancings, renewals or extensions of all or any part of any obligations under any Term Loan Facility, including without limitation with one or more new unsecured term loan facilities or one or more series of senior unsecured notes, in each case as determined by the Borrower; provided that (i) such Term Loan Refinancing Indebtedness is unsecured, (ii) the maturity date of any such Term Loan Refinancing Indebtedness is no earlier than the latest maturity date on which any of the loans under any Term Loan Facility then in effect as of the date such Term Loan Refinancing Indebtedness is incurred, (iii) the Weighted Average Life to Maturity of each series of Term Loan Refinancing Indebtedness is no shorter than the current Weighted Average Life to Maturity of the then outstanding loans under any Term Loan Facility as of the date such Term Loan Refinancing Indebtedness is incurred, (iv) the documents or instruments governing such Term Loan Refinancing Indebtedness do not contain representations and warranties, covenants or events of default which are materially more onerous to the Borrower and its Subsidiaries than those contained in the Term Loan Facility as of the date such Term Loan Refinancing Indebtedness is incurred, except for covenants or other provisions applicable only to periods after the then effective Latest Maturity Date or earlier repayment in full of the Loans; provided that such Term Loan Refinancing Indebtedness may contain additional or more restrictive financial covenants than the Term Loan Facility so long as such financial covenants are added for the benefit of the Lenders hereunder, (v) the principal amount of such Term Loan Refinancing Indebtedness does not exceed the principal amount of the obligations under any Term Loan Facility being refinanced, renewed or extended except by an amount equal to accrued interest, breakage and premium thereon plus reasonable fees and expenses, payable in connection therewith, and (vi) the obligors, whether direct or contingent, in respect of such Term Loan Refinancing Indebtedness do not include any Person that is not an obligor (including pursuant to the Subsidiary Guaranty) of the Obligations and any loans under any Term Loan Facility outstanding after giving effect to the incurrence of such Term Loan Refinancing Indebtedness and any other transactions consummated contemporaneously therewith.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Trade Date” has the meaning specified in Section 10.06(g).

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and by each Loan Party of the other Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof on the Closing Date, the refinancing hereunder of the Existing Credit Agreement, the consummation of the Closing Date Acquisition, the Acquired Business Debt Refinancing and the payment of fees and expenses related thereto.

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

“Type” means with respect to any Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.09(a).

“Unrestricted Subsidiaries” means any subsidiary of the Borrower which is designated as an Unrestricted Subsidiary pursuant to Section 6.09.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.17.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(iii).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, with respect to a Person, any subsidiary of such Person, all of the issued and outstanding stock, limited liability company membership interests, or partnership interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more subsidiaries) owned by such Person, excluding any general partner interests owned, directly or indirectly, by General Partner in any such subsidiary that is a partnership, in each case which general partner interests do not exceed two percent (2%) of the aggregate ownership interests of any such partnership and directors’ qualifying shares if applicable.

“Withholding Agent” means the Borrower, any Guarantor and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Initial Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect any provision set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such provision shall continue to be interpreted in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a reconciliation between calculations of any applicable ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.08 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.09 Exchange Rates; Currency Equivalents. (a) The LC Issuer shall determine the Dollar Equivalent amounts of LC Obligations that are denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the LC Issuer.

(b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the LC Issuer.

1.10 Additional Alternative Currencies

(a) The Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. Any such request shall be subject to the approval of the Administrative Agent and the LC Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired LC Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the LC Issuer, in their sole discretion). In the case of any such request, the Administrative Agent shall immediately notify the LC Issuer thereof. The LC Issuer shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion to the issuance of Letters of Credit in such requested currency.

(c) Any failure by the LC Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such LC Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Borrower.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Credit Loans”) to the Borrower upon the Borrower’s request from time to time during the Commitment Period, provided that (a) subject to Sections 3.03, 3.04 and 3.06, all Lenders are requested to make Revolving Credit Loans of the same Type in accordance with their respective Applicable Percentages and as part of the same Borrowing, and (b) after giving effect to such Revolving Credit Loans, the Revolving Credit Facility Usage does not exceed the Aggregate Revolving Credit Loan Commitments, and the Loans of any Lender plus such Lender’s Applicable Percentage of all LC Obligations does not exceed such Lender’s Revolving Credit Loan Commitment. The aggregate amount of all Revolving Credit Loans that are Base Rate Loans in any Borrowing must be equal to $5,000,000 or any higher integral multiple of $1,000,000. The aggregate amount of all Term SOFR Loans in any Borrowing must be equal to $5,000,000 or any higher integral multiple of $1,000,000. The Borrower may have no more than fifteen (15) Borrowings of Term SOFR Loans outstanding at any time. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay, and reborrow under this Section 2.01.

2.02 Swingline Loans.

(a) Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Percentage of the outstanding amount of Loans and LC Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Credit Loan Commitment; provided, that after giving effect to any amount requested, (i) the aggregate principal amount of all outstanding Swingline Loans does not exceed the Aggregate Revolving Credit Loan Commitments, and (ii) the aggregate outstanding amount of the Loans of any Lender, plus such Lender’s Applicable Percentage of the outstanding amount of all LC Obligations, plus such Lender’s Applicable Percentage of the outstanding amount of all Swingline Loans does not exceed such Lender’s Revolving Credit Loan Commitment; provided further that the Swingline Lender will not make a Swingline Loan from and after the date which is one (1) day after it has received irrevocable written notice from the Borrower or any Lender that one or more of the applicable conditions to Credit Extensions specified in Section 4.02 is not then satisfied until such conditions are satisfied or waived in accordance with the provisions of this Agreement (and the Swingline Lender shall be entitled to conclusively rely on any such notice and shall have no obligation to independently investigate the accuracy of such notice and shall have no liability to the Borrower in respect thereof if such notice proves to be inaccurate). Each Swingline Loan shall be a Base Rate Loan. The aggregate amount of Swingline Loans in any Borrowing shall not be subject to a minimum amount or increment.

(b) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by each Lender in accordance with its Applicable Percentage and shall thereafter be reflected as Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its Applicable Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its Applicable Percentage of a Swingline Loan shall be affected by any other Lender’s failure to fund its Applicable Percentage of a Swingline Loan, nor shall any Lender’s Applicable Percentage be increased as a result of any such failure of any other Lender to fund its Applicable Percentage of a Swingline Loan.

(c) The Borrower shall pay to the Swingline Lender the amount of each Swingline Loan (unless such Swingline Loan is fully refunded by the Lenders pursuant to Section 2.02(b)): on the earliest to occur of (i) demand by the Swingline Lender and (ii) the Revolving Credit Loan Maturity Date. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their Applicable Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 10.02 and which such Event of Default has not been waived by the Majority Lenders or the Lenders, as applicable).

(d) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.02 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article IV. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.02, one of the events described in subsections (i)(i), (i)(ii) or (i)(iii) of Section 8.01 shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided, irrevocable and unconditional participating interest in the Swingline Loans to be refunded in an amount equal to its Applicable Percentage of the aggregate amount of such Swingline Loans. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt thereof, the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded). Notwithstanding the foregoing provisions of this Section 2.02(d), a Lender shall have no obligation to refund a Swingline Loan pursuant to Section 2.02(b) if (i) a Default shall exist at the time such refunding is requested by the Swingline Lender, (ii) such Default had occurred and was continuing at the time such Swingline Loan was made by the Swingline Lender and (iii) such Lender notified the Swingline Lender in writing, not less than one Business Day prior to the making by the Swingline Lender of such Swingline Loan, that such Default has occurred and is continuing and that such Lender will not refund Swingline Loans made while such Default is continuing.

(e) In order to facilitate the borrowing of Swingline Loans, the Borrower and the Swingline Lender may mutually agree to, and are hereby authorized to, enter into an Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Swingline Lender (including that certain Autoborrow Agreement dated July 27, 2018) (the “Autoborrow Agreement”) providing for the automatic advance by the Swingline Lender of Swingline Loans under the conditions set forth in such agreement. At any time an Autoborrow Agreement is in effect, the requirements for Swingline Loans set forth in the immediately preceding paragraph shall not apply, and all Swingline Loans shall be made in accordance with the Autoborrow Agreement; provided that any automatic advance made by the Swingline Lender in reliance of the Autoborrow Agreement shall be deemed a Swingline Loan as of the time such automatic advance is made notwithstanding any provision in the Autoborrow Agreement to the contrary. For purposes of determining the Revolving Credit Facility Usage under the Aggregate Revolving Credit Loan Commitments at any time during which an Autoborrow Agreement is in effect, the Revolving Credit Facility Usage of all Swingline Loans shall be deemed to be the amount of the Swingline Sublimit. For purposes of any Swingline Loan pursuant to the Autoborrow Agreement, all references to Bank of America in the Autoborrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as Swingline Lender hereunder.

2.03 Requests for New Loans. The Borrower must give to the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of Loans to be funded by Lenders, except, with regard to Swingline Loans subject to an Autoborrow Agreement. Each such notice must:

(a) specify (i) the aggregate amount of any such Borrowing of Base Rate Loans and the date on which such Base Rate Loans are to be advanced, (ii) the aggregate amount of any such Borrowing of Term SOFR Loans, the date on which such Term SOFR Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period, or (iii) the aggregate amount of any such Borrowing of Swingline Loans and the date on which such Swingline Loans are to be advanced;

(b) be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice;

(c) with regard to Swingline Loans, be given by (A) telephone or (B) a Swingline Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice; and

(d) be received by the Administrative Agent not later than 11:00 a.m. on (i) the day on which any such Base Rate Loans or Swingline Loans are to be made, (ii) the third Business Day preceding the day on which any such Term SOFR Loans (other than any Term SOFR Loans to be made on the Closing Date) are to be made or (iii) solely in the case of any Term SOFR Loans to be made on the Closing Date, the second Business Day preceding the Closing Date; provided that, any Borrowing made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a funding indemnity letter reasonably acceptable to the Administrative Agent prior to delivery of the applicable Loan Notice.

Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Loan Notice, the Administrative Agent shall give each Lender prompt notice of the terms thereof. Upon receipt of any such Loan Notice requesting Swingline Loans, the Administrative Agent shall give the Swingline Lender prompt notice of the terms thereof. In the case of Revolving Credit Loans or Incremental Term Loans, if all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly, and in no event later than 2:00 p.m. (or, in the case of Incremental Term Loans, such other time as shall be agreed to by the Incremental Term Loan Lenders), remit to the Administrative Agent at the Administrative Agent’s Office the amount of such Lender’s Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, the Administrative Agent shall promptly make such Loans available to the Borrower. In the case of Swingline Loans, if all conditions precedent to such new Loans have been met, the Swingline Lender will on the date requested promptly remit to the Administrative Agent at the Administrative Agent’s Office the amount of such Swingline Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Swingline Loan have been neither met nor waived as provided herein, the Administrative Agent shall promptly make such Loans available to the Borrower. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Term SOFR Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.02(b).

With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.04 Continuations and Conversions of Existing Loans. The Borrower may make the following elections with respect to Revolving Credit Loans already outstanding: to Convert, in whole or in part, Base Rate Loans to Term SOFR Loans, to Convert, in whole or in part, Term SOFR Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to Continue, in whole or in part, Term SOFR Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, the Borrower may combine existing Revolving Credit Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Revolving Credit Loans made pursuant to one Borrowing into separate new Borrowings, provided, that (i) the Borrower may have no more than fifteen (15) Borrowings of Term SOFR Loans outstanding at any time, (ii) the aggregate amount of all Base Rate Loans in any Borrowing must be equal to $5,000,000 or any higher integral multiple of $1,000,000, and (iii) the aggregate amount of all Term SOFR Loans in any Borrowing must be equal to $5,000,000 or any higher integral multiple of $1,000,000. To make any such election, the Borrower must give to the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice must:

(a) specify the existing Loans which are to be Continued or Converted;

(b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be Converted and the date on which such Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Term SOFR Loans into which such existing Loans are to be Continued or Converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Term SOFR Loans), and the length of the applicable Interest Period;

(c) be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice; and

(d) be received by the Administrative Agent not later than 11:00 a.m. on (i) the day on which any such Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Term SOFR Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the Loan Notice, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Loan Notice, the Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Loan Notice shall be irrevocable and binding on the Borrower. During the continuance of any Event of Default, the Borrower may not make any election to Convert existing Loans into Term SOFR Loans or Continue existing Loans as Term SOFR Loans beyond the expiration of their respective and corresponding Interest Period then in effect without the consent of the Majority Lenders and upon the expiration of their respective and corresponding Interest Periods, any outstanding Term SOFR Loans shall automatically be converted to Base Rate Loans without any further actions by any party. If (due to the existence of an Event of Default or for any other reason) the Borrower fails to timely and properly give any Loan Notice with respect to a Borrowing of existing Term SOFR Loans at least three Business Days prior to the end of the Interest Period applicable thereto, such Term SOFR Loans, to the extent not prepaid at the end of such Interest Period, shall automatically be Converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by the Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate, Interest Period or Type applicable to already outstanding Loans.

2.05 Use of Proceeds. The Borrower shall use the proceeds of all Loans (other than any Loans made on the Closing Date) (a) for working capital purposes, (b) for purchases of common Equity Interests of the Borrower or other Distributions, (c) for acquisitions of assets or Equity Interests otherwise permitted under the terms of this Agreement and (d) for general business purposes. The Borrower shall use the proceeds of any Loans made on the Closing Date, if any, to refinance outstanding Indebtedness under the Existing Credit Agreement and to pay fees and expenses related thereto. The Letters of Credit shall be used for general business purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X. The Borrower represents and warrants that the Borrower is not engaged principally, or as one of the Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

2.06 Prepayments of Loans.

(a) Voluntary Prepayments. The Borrower may, upon three Business Days’ notice by delivery of a Notice of Loan Prepayment to the Administrative Agent (which notice shall be irrevocable except that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the incurrence of other Indebtedness or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied, and the Administrative Agent will promptly give notice to the other Lenders), from time to time and without premium or penalty (other than Term SOFR Loan breakage costs, if any, pursuant to Section 3.05) prepay the Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Loans equals $5,000,000 or any higher integral multiple of

$1,000,000. Each such notice shall specify the date and amount of such prepayment, the Type of such Loan being prepaid and whether such Loans are Incremental Term Loans or Revolving Credit Loans and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

(b) Scheduled Repayments of Incremental Term Loans. The Borrower shall pay to the Administrative Agent for the account of the applicable Incremental Term Loan Lenders on the dates set forth in the applicable Incremental Amendment, or if any such date is not a Business Day, on the immediately preceding Business Day, a principal amount of Incremental Term Loans as set forth in the applicable Incremental Amendment. To the extent not previously paid, all Incremental Term Loans shall be due and payable on the applicable Incremental Term Loan Maturity Date.

(c) If for any reason the Revolving Credit Facility Usage at any time exceeds the Aggregate Revolving Credit Loan Commitments then in effect, the Borrower shall immediately prepay Revolving Credit Loans and/or Swingline Loans and/or Cash Collateralize the LC Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the LC Obligations pursuant to this Section 2.06(c) unless after the prepayment in full of the Revolving Credit Loans and Swingline Loans the Revolving Credit Facility Usage exceeds the Aggregate Revolving Credit Loan Commitments then in effect.

2.07 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the LC Issuer, in reliance on the agreements of the Lenders set forth in this Section 2.07, to issue, at any time and from time to time during the Commitment Period, Letters of Credit denominated in an Agreed Currency for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and the LC Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments; provided that any Letter of Credit denominated in an Alternative Currency shall be issued by Bank of America in its capacity as LC Issuer.

(b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the LC Issuer) to the LC Issuer and to the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the LC Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.07(d)), the amount and currency of such

Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, or renew such Letter of Credit. If requested by the LC Issuer, the Borrower also shall submit any Issuer Documents in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Issuer Documents, the terms and conditions of this Agreement shall control.

If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the LC Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit the LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the Borrower and the LC Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the LC Issuer, the Borrower shall not be required to make a specific request to the LC Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the LC Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.07(d); provided, that the LC Issuer shall not (i) permit any such extension if (A) the LC Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date), or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the LC Issuer not to permit such extension.

(c) Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (~~x~~w) the Revolving Credit Facility Usage does not exceed the Aggregate Revolving Credit Loan Commitments at such time, (~~y~~x) the aggregate outstanding amount of the Loans of any Lender, plus such Lender’s Applicable Percentage of the outstanding amount of all LC Obligations, plus such Lender’s Applicable Percentage of the outstanding amount of all Swingline Loans does not exceed such Lender’s Revolving Credit Loan Commitment, (y) the aggregate amount of all Letters of Credit issued by the applicable LC Issuer does not exceed such LC Issuer’s Letter of Credit Commitment and (z) the outstanding amount of the LC Obligations does not exceed the Aggregate Letter of Credit ~~Sublimit~~Commitments then in effect.

(i) The LC Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing the Letter of Credit, or any Law applicable to the LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the LC Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the LC Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the LC Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the LC Issuer, the Letter of Credit is in an initial stated amount less than $500,000;

(D) the Letter of Credit is to be denominated in a currency other than an Agreed Currency;

(E) there has occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the LC Issuer applied on a consistent basis across similarly situated customers would make it impracticable for such Letter of Credit to be denominated in an Alternative Currency;

(F) any Lender is at that time a Defaulting Lender, unless the LC Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the LC Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the LC Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which the LC Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(ii) The LC Issuer shall be under no obligation to amend any Letter of Credit if (A) the LC Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d) Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the Letter of Credit Expiration Date.

(e) LC Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each LC Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.07, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i) reasonably prior to the time that such LC Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such LC Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such LC Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such LC Issuer; and

(v) for so long as any Letter of Credit issued by an LC Issuer is outstanding, such LC Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an LC Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such LC Issuer.

2.08 Reserved.

2.09 Reimbursement and Participations.

(a) Reimbursement. If the LC Issuer shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the LC Issuer in respect of such LC Disbursement in the Dollar Equivalent of the amount of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.03 that such payment be financed with a Borrowing of Base Rate Loans or Swingline Loan in the Dollar Equivalent of the amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Loans or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the Dollar Equivalent of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable

Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the date of payment by the LC Issuer under a Letter of Credit in an amount equal to the Dollar Equivalent of the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Loan Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the LC Issuer or the Administrative Agent pursuant to this Section 2.09(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b) Participations.

(i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the LC Issuer or the Lenders, the LC Issuer hereby grants to each Lender, and each Lender hereby acquires from the LC Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.09(b) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(ii) In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent in Dollars, for account of the LC Issuer, such Lender’s Applicable Percentage of each LC Disbursement made by the LC Issuer (expressed in Dollars in the amount of the Dollar Equivalent thereof) not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Lenders pursuant to Section 2.09(a) until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.03 with respect to Loans made by such Lender (and Section 2.03 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the LC Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.09(a), the Administrative Agent shall distribute such payment to the LC Issuer or, to the extent that the Lenders have made payments pursuant to this Section 2.09(b) to reimburse the LC Issuer, then to such Lenders and the LC Issuer as their interests may appear. Any payment made by a Lender pursuant to this Section 2.09(b) to reimburse the LC Issuer for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Revolving Credit Loan Commitment is amended pursuant to the operation of Section 2.16, 2.17 or 2.18, as a result of an assignment in accordance with Section 10.06 or otherwise pursuant to this Agreement.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the LC Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.09(b), then, without limiting the other provisions of this agreement, the LC Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the LC Issuer at a rate per annum equal to the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the LC Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing of Revolving Credit Loans or LC Advance in respect of the relevant LC Borrowing, as the case may be. A certificate of the LC Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.09(b)(iii) shall be conclusive absent manifest error.

(c) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.09(a) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the LC Issuer of any requirement that exists for the LC Issuer’s protection and not the protection of the Borrower or any waiver by the LC Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the LC Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) payment by the LC Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.09, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or

(ix) any adverse change in the relevant exchange rates or in the availability of Alternative Currencies to the Borrower or any Subsidiary or in the relevant currency markets generally.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the LC Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents unless such notice is given as aforesaid.

(d) None of the Administrative Agent, the Lenders, the LC Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the LC Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the LC Issuer; provided that the foregoing shall not be construed to excuse the LC Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the LC Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the LC Issuer (as finally determined by a court of competent jurisdiction), the LC Issuer shall be deemed to have exercised care in each such determination, and that:

(i) the LC Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii) the LC Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii) the LC Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv) this sentence shall establish the standard of care to be exercised by the LC Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, the LC Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) the LC Issuer declining to take-up documents and make payment (1) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (2) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (C) the LC Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the LC Issuer.

(e) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the LC Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the LC Issuer shall not be responsible to the Borrower for, and the LC Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the LC Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the LC Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(f) The LC Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the LC Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the LC Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the LC Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the LC Issuer.

(g) Cash Collateral. If the LC Issuer notifies the Borrower at any time that, as of any Revaluation Date, the LC Obligations (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of any Letters of Credit denominated in an Alternative Currency) exceed an amount equal to 105% of the Aggregate Letter of Credit ~~Sublimit~~Commitments , then, within five (5) Business Days after receipt of such notice, the Borrower shall cash collateralize Letters of Credit in an aggregate amount sufficient to reduce the LC Obligations as of such date of payment to an amount not to exceed 100% of the Aggregate Letter of Credit ~~Sublimit~~Commitments then in effect.

(h) Disbursement Procedures. The LC Issuer shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The LC Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if the LC Issuer has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the LC Issuer and the Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If the LC Issuer shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.09(a), then the Default Rate shall apply. Interest accrued pursuant to this Section 2.09(i) shall be for account of LC Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.09(a) to reimburse the LC Issuer shall be for account of such Lender to the extent of such payment.

(j) Replacement of the LC Issuer. Any LC Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced LC Issuer and the successor LC Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an LC Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced LC Issuer pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor LC Issuer shall have all the rights and obligations of an LC Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “LC Issuer” shall be deemed to include such successor or any previous LC Issuer, or such successor and all previous LC Issuer, as the context shall require. After the replacement of the LC Issuer hereunder, the replaced LC Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an LC Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Additional LC Issuers. Any Lender hereunder may become an LC Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional LC Issuer which shall be signed by the Borrower~~, the Administrative Agent and the applicable~~ and such new LC Issuer. Such new LC Issuer shall provide its commitment to issue Letters of Credit in such Notice of Additional LC Issuer, as such commitment may be adjusted from time to time in accordance with this Agreement; provided, for the avoidance of doubt, that no LC Issuer’s Letter of Credit Commitment may be increased without the written consent of such LC Issuer.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the LC Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.10 No Duty to Inquire.

(a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. The Borrower releases LC Issuer and each Lender from, and agrees to hold LC Issuer and each Lender harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any LC Issuer or Lender, provided only that no LC Issuer or Lender shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

(b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of the Borrower, or if the amount of any Letter of Credit is increased or decreased at the request of the Borrower, this Agreement shall be binding upon the Borrower and all of its Subsidiaries with respect to such Letter of Credit as so extended, increased, decreased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer’s correspondents, or any Lender in accordance with such extension, increase, decrease or other modification.

(c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and the Borrower releases LC Issuer and each Lender from, and agrees to hold LC Issuer and each Lender harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any LC Issuer or Lender, provided only that neither LC Issuer nor any Lender shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

2.11 Existing Letters of Credit. The Existing Letters of Credit shall be deemed to have been issued hereunder as of the Closing Date, automatically and without further action.

2.12 Interest Rates and Fees.

(a) Interest Rates. Except as expressly provided otherwise for Incremental Term Loans in any Incremental Amendment, unless the Default Rate shall apply, (i) each Base Rate Loan shall bear interest on each day outstanding at the Base Rate plus the Applicable Rate for Base Rate Loans in effect on such day, (ii) each Term SOFR Loan shall bear interest on each day during the related Interest Period at Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Loans in effect on such day, and (iii) each Swingline Loan shall bear interest on each day outstanding at the Base Rate plus the Applicable Rate for Base Rate Loans in effect on such day. During a Default Rate Period, the portion of all Loans and other Obligations that are then overdue shall bear interest on each day outstanding at the applicable Default Rate. The interest rate shall change whenever the applicable Base Rate, Term SOFR, or the Applicable Rate for Base Rate Loans or Term SOFR Loans changes. In no event shall the interest rate on any Loan exceed the Maximum Rate. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(b) Commitment Fees. In consideration of each Lender’s commitment to make Revolving Credit Loans, the Borrower will pay to the Administrative Agent for the account of each Lender a commitment fee determined on a daily basis equal to the Applicable Rate for commitment fees in effect on such day times such Lender’s Applicable Percentage of the unused portion of the Aggregate Revolving Credit Loan Commitments on each day during the Commitment Period, determined for each such day by deducting from the amount of the Aggregate Revolving Credit Loan Commitments at the end of such day the Revolving Credit Facility Usage. For the purposes of calculating the commitment fee pursuant to this subsection (b), the aggregate amount of outstanding Swingline Loans shall not be included in the term Revolving Credit Facility Usage. This commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period.

(c) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.20, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Term SOFR Loans then in effect each day times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, during a Default Rate Period, all Letter of Credit Fees shall accrue at the Default Rate.

(d) Fronting Fee and Documentary and Processing Charges Payable to LC Issuer. The Borrower shall pay directly to the LC Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Borrower and the LC Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the LC Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the LC Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(e) Administrative Agent’s Fees. In addition to all other amounts due to the Administrative Agent under the Loan Documents, the Borrower will pay fees to the Administrative Agent as described in the applicable Fee Letter.

(f) Calculations and Determinations. All calculations of interest chargeable with respect to Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other calculations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(g) Past Due Obligations. The Borrower hereby promises to each Lender to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which the Borrower has in this Agreement promised to pay to such Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

2.13 Evidence of Debt.

(a) Credit Extensions. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business and by the Register. The Register and the accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender in respect of such matters and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Letters of Credit; Swingline Loans. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.14 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made (i) with respect to Revolving Credit Loans or Incremental Term Loans, to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, and (ii) with respect to Swingline Loans, to the Administrative Agent, for the account of the Swingline Lender. Each such payment shall be made at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of each such payment with respect to Revolving Credit Loans and Incremental Term Loans in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the LC Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any LC Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the LC Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such LC Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.15 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in LC Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in LC Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 2.19, or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LC Obligations or Swingline Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Unrestricted Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower and each Subsidiary consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such entity rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such entity in the amount of such participation.

2.16 Reductions in Revolving Credit Loan Commitment. The Borrower shall have the right from time to time to permanently reduce the Aggregate Revolving Credit Loan Commitments, provided that (i) notice of such reduction is given not less than two Business Days prior to such reduction, (ii) the resulting Aggregate Revolving Credit Loan Commitments are not less than the Revolving Credit Facility Usage, and (iii) each partial reduction shall be in an amount at least equal to $5,000,000 and in multiples of $1,000,000 in excess thereof. Such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the incurrence of other Indebtedness or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied.

2.17 Increase in Aggregate Commitments.

(a) The Borrower shall have the option, without the consent of the Lenders, from time to time to (i) request one or more additions of incremental term loans, in each case which may constitute a separate tranche of term loans or, if the same as any existing tranche of term loans, constitute part of such existing tranche (the “Incremental Term Loans”) or (ii) cause one or more increases in the Aggregate Revolving Credit Loan Commitments (each such increase, an “Aggregate Revolving Credit Loan Commitment Increase” and, together with any Incremental Term Loans, an “Increase”) by adding, subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed; provided that no such approval shall be required with respect to a financial institution that is an Affiliate of a Lender or an Approved Fund with respect to a Lender), to this Agreement one or more financial institutions as Lenders (collectively, the “New Lenders”) or by allowing one or more Lenders to provide such Incremental Term Loans or increase its respective Revolving Credit Loan Commitments; provided however that: (i) prior to and after giving effect to any such Increase, no Default or Event of Default shall have occurred hereunder and be continuing (except that, if the proceeds of such Incremental Term Loans or Aggregate Revolving Credit Loan Commitment Increase are to be used to finance an Acquisition by the Borrower or any Subsidiary permitted under this Agreement, no Event of Default under Section 8.01(a), (b) or (i) shall exist), (ii) no such Increase shall cause the sum of (x) the Aggregate Revolving Credit Loan Commitments plus the amount of Incremental Term Loans to exceed an amount equal to $2,000,000,000.00 and (y) the Aggregate Revolving Credit Loan Commitments plus the amount of Incremental Term Loans plus the amount of loans under the Term Loan Facility and any Term Loan Refinancing Indebtedness in respect thereof to exceed an amount equal to $2,250,000,000.00 (plus other amounts permitted by sub-clause (iv) of the definition of “Term Loan Refinancing Indebtedness”), (iii) no Lender’s Commitment shall be increased without such Lender’s consent and (iv) such Aggregate Revolving Credit Loan Commitment Increase shall be evidenced by a commitment increase agreement or an amendment to this Agreement (the “Increase Agreement”) in form and substance reasonably acceptable to the Administrative Agent and executed by the Borrower, the Administrative Agent, New Lenders, if any, and Lenders increasing their Commitments, if any, and which shall indicate the amount and allocation of such Increase and the effective date of such Increase (the “Increase Effective Date”). Each financial institution that becomes a New Lender pursuant to this Section by the execution and delivery to the Administrative Agent of the applicable Increase Agreement shall be a “Lender”

for all purposes under this Agreement on the applicable Increase Effective Date. The Borrower shall borrow and prepay Revolving Credit Loans on each Increase Effective Date (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Revolving Credit Loans of each Lender ratable with such Lender’s revised Applicable Percentage after giving effect to any nonratable Increase under this Section and (ii) if there are Swingline Loans or Letters of Credit then outstanding, the participations of the Lenders in such Swingline Loans or Letters of Credit, as the case may be, will be automatically adjusted to reflect the Applicable Percentages of all the Lenders (including each New Lender) after giving effect to the applicable Increase.

(b) As a condition precedent to each Increase pursuant to subsection (a) above, the Borrower shall deliver to the Administrative Agent, to the extent requested by the Administrative Agent, the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) a certificate dated as of the Increase Effective Date, signed by a Responsible Officer of the Borrower certifying that before and after giving effect to such increase, (A) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties are true and correct in all respects) on and as of the Increase Effective Date after giving effect to such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties were true and correct in all respects) as of such earlier date (except that, if the proceeds of such Incremental Term Loans or Aggregate Revolving Credit Loan Commitment Increase are to be used to finance an Acquisition by the Borrower or any Subsidiary permitted under this Agreement, the accuracy of the representations and warranties shall refer solely to the accuracy of the representations and warranties that would constitute Specified Representations (conformed as necessary to only apply to such Acquisition)) and (B) no Default or Event of Default exists (except that, if the proceeds of such Incremental Term Loans or Aggregate Revolving Credit Loan Commitment Increase are to be used to finance an Acquisition by the Borrower or any Subsidiary permitted under this Agreement, no Event of Default under Section 8.01(a), (b) or (i) exists);

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and each Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with such Increase Agreement, and such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor are validly existing and in good standing in their jurisdiction of organization; and

(iii) a favorable opinion of the respective counsel to the Borrower and the Guarantors, relating to such Increase Agreement or Incremental Amendment, as applicable, addressed to the Administrative Agent and each Lender.

(c) (i) The Incremental Term Loans (x) shall be unsecured and rank pari passu in right of payment with the Revolving Credit Loans and (y) shall not mature earlier than the then-effective Latest Maturity Date and shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of any tranche of Incremental Term Loans outstanding immediately prior to such Increase, (ii) the interest rates applicable to any Incremental Term Loans shall be determined by the Borrower and the applicable Incremental Term Loan Lenders, and (iii) except as provided in clauses (i)(y) and (ii) above, the terms and conditions applicable to Incremental Term Loans shall be consistent with the then prevailing market for “Term A Loans” as determined jointly by the Borrower and the Administrative Agent, each acting in good faith. Commitments in respect of Incremental Term Loans shall become effective pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Increase, if any, each New Lender, if any, and the Administrative Agent. Notwithstanding the provisions of Section 10.01, the Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17; provided that, in the event that the Effective Yield for any such Incremental Term Loans is greater than the Effective Yield for any prior tranche of Incremental Term Loans, in each case, by more than 0.50% per annum, then solely with respect to any prior tranche of Incremental Term Loans, the interest rate margin for Base Rate Loans or Term SOFR Loans applicable to such tranche of Incremental Term Loans shall automatically be increased to the extent necessary so that the Effective Yield for such prior tranche of Incremental Term Loans is equal to the Effective Yield for such Incremental Term Loans minus 0.50% per annum; provided, further, that if such Incremental Term Loans include an interest rate floor greater than the applicable interest rate floor under any prior tranche of Incremental Term Loans, and such interest rate floor is in effect with respect to such Incremental Term Loans on the date of determination and results in a higher interest margin, in such case, the interest rate floor (but not the interest rate margin, unless the Borrower otherwise elects in its sole discretion) applicable any prior tranche of Incremental Term Loans shall be automatically increased to the extent of such differential between interest rate floors; provided that each basis point increase in the interest rate floor of any prior tranche of Incremental Term Loans shall count as one basis point of increase in the interest rate margin to any prior tranche of Incremental Term Loans for purposes of eliminating the differential between the Effective Yield for such Incremental Term Loans and such Effective Yield for any prior tranche of Incremental Term Loans.

The loans and commitments established pursuant to this Section 2.17 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty. This Section 2.17 shall supersede any provisions in Section 2.15 or Section 10.01 to the contrary.

2.18 Extension of Maturity Date; Removal of Lenders.

(a) Subject to the remaining terms and provisions of this Section 2.18, the Borrower shall have the option to extend the Revolving Credit Loan Maturity Date or an Incremental Term Loan Maturity Date for a period of not less than one year (each such option shall be referred to herein as an “Extension Option”). In connection with the Extension Option, the Borrower may, by written notice to the Administrative Agent (a “Notice of Extension”), not later than 30 days prior to the then effective Maturity Date, advise the Lenders that it requests an extension of the applicable Maturity Date (each such then effective Maturity Date being the “Existing Maturity Date”) by no less than one year, effective on the Existing Maturity Date. The Administrative Agent will promptly, and in any event within five Business Days of the receipt of any such Notice of Extension, notify the Lenders of the contents of each such Notice of Extension.

(b) Each Notice of Extension shall (i) be irrevocable and (ii) constitute a representation by the Borrower that (A) no Event of Default or Default has occurred and is continuing and no event or circumstance has occurred since December 31, 2023 that has had a Material Adverse Effect, and (B) the representations and warranties contained in Article V are correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representations and warranties are correct in all respects) on and as of the date Borrower provides any Notice of Extension, as though made on and as of such date (unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be correct as of such earlier date).

(c) In the event a Notice of Extension is given to the Administrative Agent as provided in Section 2.18(a) and the Administrative Agent notifies a Lender of the contents thereof, such Lender shall, on or before the day that is 15 days following the date of Administrative Agent’s receipt of said Notice of Extension, advise the Administrative Agent in writing whether or not such Lender consents to the extension requested thereby and if any Lender fails so to advise the Administrative Agent, such Lender shall be deemed to have not consented to such extension. If any Lender so consents (each such consenting Lender, a “Consenting Lender” and, collectively, the “Consenting Lenders”) to such extension, which consent may be withheld in their sole and absolute discretion, the applicable Maturity Date and the applicable Commitments of the Consenting Lenders shall be automatically extended to the proposed new maturity date (the “Extended Maturity Date”) and the applicable Maturity Date as to any and all Lenders who have not consented (the “Non-Consenting Lenders”) shall remain as the Existing Maturity Date, subject to Section 2.18(d). The Administrative Agent shall promptly notify the Borrower and all of the Lenders of each written notice of consent given pursuant to this Section 2.18(c).

(d) The Borrower may replace any Non-Consenting Lender at any time on or before the Existing Maturity Date with an assignee (including, for the avoidance of doubt, with a Consenting Lender) in accordance with and subject to Section 10.13 and Section 10.06, including consents required under Section 10.06, provided that such assignee has consented to the extension of the Existing Maturity Date to the Extended Maturity Date then in effect, and upon such replacement, the applicable Maturity Date with respect to the Loans and Commitments of such replacement Lender shall be the Extended Maturity Date.

(e) If all of the applicable Commitments of the Non-Consenting Lenders are not replaced on or before the Existing Maturity Date, then the applicable Commitments of each Non-Consenting Lender not so replaced shall terminate on the Existing Maturity Date, and the Borrower shall fully repay on the Existing Maturity Date the Loans (including, without limitation, all accrued and unpaid interest and unpaid fees), if any, of such Non-Consenting Lenders, which shall reduce the aggregate applicable Commitments accordingly. Following the Existing Maturity Date, the Non-Consenting Lenders shall have no further obligations under this Agreement, including, without limitation, that such Non-Consenting Lenders shall have no obligation to purchase participations in Letters of Credit.

(f) In connection with any extension of any Maturity Date, the Borrower, the Administrative Agent and each extending Lender and LC Issuer may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension. This Section 2.18 shall supersede any provisions in Section 2.15 or Section 10.01 to the contrary.

2.19 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the LC Issuer (i) if the LC Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a LC Disbursement, or (ii) if, as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding LC Obligations in an amount not less than the Minimum Collateral Amount. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the LC Issuer or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount not less than the Minimum Collateral Amount to cover all Fronting Exposure (after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America; provided that Administrative Agent may invest any Cash Collateral provided by the Borrower in such Cash Equivalents as the Administrative Agent may choose in its sole discretion. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the LC Issuer and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, Cash Equivalents, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.19(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.19 or Sections 2.02, 2.07, 2.09, 2.20 or 8.02 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific LC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.19 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the LC Issuer or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.20 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the LC Issuer or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the LC Issuer or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the LC Issuer or Swingline Lender as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuer or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.12(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.12(c).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.02 and 2.09, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, the conditions set forth in Section 4.02 are satisfied; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Loans of that Lender. Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.19.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and the LC Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.20(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the LC Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) LC Issuer. For purposes of this Section 3.01, the term “Lender” includes the LC Issuer and the term “applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment to a Recipient by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower or applicable Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. Without duplication of Section 3.01(b), the Borrower shall indemnify each Recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided however, that the Borrower shall not indemnify any Recipient for any penalties, interest and reasonable expenses arising solely from (i) such Recipient’s failure to notify the Borrower of such Indemnified Taxes within 180 days after such Recipient has actual knowledge of such Indemnified Taxes or (ii) such Recipient’s gross negligence or willful misconduct. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or any Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower or any Guarantor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) If any Lender or the Administrative Agent is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Lender or Administrative Agent shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Administrative Agent, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Administrative Agent is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) if any Lender is a U.S. Person, such Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) if any Foreign Lender is legally entitled to do so, it shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E) on or before the date on which any successor or replacement Administrative Agent becomes the Administrative Agent hereunder, it shall deliver to the Borrower executed copies of either (i) IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding tax, or (ii) IRS Form W-8ECI with respect to payments to be received on its own behalf and IRS Form W-8IMY (certifying that it is either a “qualified intermediary” within the meaning of Section 1.1441-1(e)(5) of the United States Treasury Regulations that has assumed primary withholding obligations under the Code, or a “U.S. branch” within the meaning of Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations that is treated as a U.S. Person for purposes of withholding obligations under the Code) for the amounts the Administrative Agent receives for the account of others.

(iii) Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or additional amounts paid under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the LC Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the

Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Majority Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Majority Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Majority Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Majority Lenders notify the Administrative Agent (with, in the case of the Majority Lenders, a copy to the Borrower) that the Borrower or Majority Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for purposes of this Agreement.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Majority Lenders

3.04 Increased Costs; Reserves on Term SOFR Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(b)) or the LC Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, or other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the LC Issuer or the London interbank market any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the LC Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the LC Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the LC Issuer or other Recipient, the Borrower will pay to such Lender, the LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the LC Issuer determines that any Change in Law affecting such Lender or the LC Issuer or any Lending Office of such Lender or such Lender’s or the LC Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the LC Issuer’s capital or on the capital of such Lender’s or the LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the LC Issuer, to a level below that which such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the LC Issuer’s policies and the policies of such Lender’s or the LC Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. Any Lender or the LC Issuer that makes a demand for additional amounts under this Section 3.04 shall deliver to the Borrower a certificate setting forth the amount or amounts necessary to compensate such Lender or the LC Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04, and setting forth in reasonable detail the basis for calculating such amounts, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender or the LC Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the LC Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the LC Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; or

(d) any failure by the Borrower to make payment of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency (other than Dollars);

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of anticipated profits). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the LC Issuer, or any Governmental Authority for the account of any Lender or the LC Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the LC Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the LC Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the LC Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the LC Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the LC Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT

4.01 Conditions to Closing Date. This Agreement shall not become effective to amend and restate the Existing Credit Agreement until the Borrower has satisfied the following conditions precedent:

(a) The Administrative Agent shall have received all of the following, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent (provided that each of the following may be delivered as originals or .pdf copies or other facsimiles with originals to follow promptly):

(i) counterparts of this Agreement executed by the Borrower and each Lender;

(ii) the Subsidiary Guaranty, executed by the parties thereto;

(iii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iv) such certificate of resolutions or other action, incumbency certificate and/or other certificates of Responsible Officers of the Borrower and each Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower or such Guarantor is a party;

(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor are duly organized or formed, and that the Borrower and each Guarantor are validly existing, in good standing and qualified to engage in business in its jurisdiction of formation;

(vi) a favorable opinion of (A) Vinson & Elkins L.L.P., counsel to the Borrower and the Guarantors and (B) appropriate local counsel in jurisdictions reasonably requested by the Administrative Agent, in each case in form and substance satisfactory to Administrative Agent, addressed to the Administrative Agent and each Lender;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01(b)(ii), 4.01(b)(iii), and 4.01(g) have been satisfied;

(viii) a Solvency Certificate, signed by a financial officer of the Borrower or its general partner;

(ix) a Loan Notice for any Borrowing to be made on the Closing Date; and

(x) the Closing Date Financial Statements. The public filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or on the System for Electronic Document Analysis and Retrieval of any of the Closing Date Financial Statements, will satisfy the requirements hereunder with respect to such Closing Date Financial Statements. The Arrangers hereby acknowledge receipt of the financial statements for the Borrower for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 and NuStar for the fiscal year ended December 31, 2023.

(b) Both before and after giving effect to the Transactions, the following statements shall be true and correct as of the Closing Date: (i) to the extent required by the definition thereof, the Acquisition Agreement Representations shall be true and correct in all material respects (except to the extent any such Acquisition Agreement Representation is qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the Closing Date (although any Acquisition Agreement Representation which expressly relates to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be), (ii) the Specified Representations shall be true and correct in all material respects (except to the extent that any such Specified Representation or Acquisition Agreement Representation is qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the Closing Date (although any Specified Representation which expressly relates to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be); and (iii) no Event of Default under Section 8.01(a), 8.01(b) or 8.01(i) shall have then occurred and be continuing.

(c) All out-of-pocket costs, fees, expenses (including, without limitation, reasonable and documented legal fees and expenses) to the extent invoiced at least two (2) Business Days prior to the Closing Date and the fees contemplated by the Fee Letters payable to the Arrangers, the Administrative Agent or the Lenders shall have been paid on or prior to the Closing Date, in each case, to the extent required by hereunder or by any Fee Letter to be paid on or prior to the Closing Date.

(d) The Lenders shall have received at least three (3) Business Days prior to the Closing Date, to the extent requested in writing at least ten (10) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(e) If the Borrower or any Guarantor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to the extent requested by any Lender at least ten (10) Business Days prior to the Closing Date, each Lender that so requests shall have received a Beneficial Ownership Certification in relation to the Borrower or such Guarantor at least three (3) Business Days prior to the Closing Date.

(f) All security interests and Liens of the Borrower and the other Loan Parties granted in favor of Bank of America, as collateral agent securing payment or performance of the Existing Obligations shall have been released and terminated and of no further force or effect. On the Closing Date, after giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries shall have any material outstanding Indebtedness for borrowed money (other than Indebtedness permitted hereunder and permitted to remain outstanding under the Acquisition Agreement).

(g) Prior to or substantially concurrently with the Closing Date, the Closing Date Acquisition shall have been consummated, without giving effect to any amendments, modifications, supplements or waivers by the Borrower or NuStar (or any of their respective affiliates) to the Acquisition Agreement or consents by the Borrower or NuStar (or any of their respective affiliates) thereunder, in each case, that are materially adverse to the interests of the Lenders or the Arrangers, in their capacities as such without each Arranger’s prior written consent (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that, without prejudice to any of the other conditions set forth in this Section 4.01, (i) any change in the definition of “Partnership Material Adverse Effect” in the Acquisition Agreement shall be deemed to be materially adverse to the Lenders and the Arrangers, in their capacities as such, unless the Arrangers shall have provided their written consent thereto (such consent not to be unreasonably withheld, conditioned or delayed) and (ii) any modification, amendment or express waiver or consents by the Borrower or NuStar (or any of their respective affiliates) that results in (A) an increase to the purchase price of not more than 10% or that is funded with common equity of the Borrower shall be deemed not to be materially adverse to the interests of the Lenders, or the Arrangers, in their capacities as such, so long as such increase is not funded with proceeds of indebtedness or (B) a decrease to the exchange ratio of not more than 10% shall be deemed not to be materially adverse to the Arrangers and the Lenders.

(h) Since the date of the Acquisition Agreement, there shall not have occurred a Partnership Material Adverse Effect (as defined in the Acquisition Agreement).

(i) Prior to the Closing Date, the Administrative Agent shall have received evidence reasonably satisfactory to it that each of the (i) NuStar Credit Agreement, (ii) NuStar Receivables Facility, and (iii) NuStar Receivables Purchase Agreement shall have been amended, to the extent necessary, to (A) permit the Closing Date Acquisition and the execution and delivery of, and performance and incurrence of Indebtedness under each of this Agreement and the Closing Date Senior Notes and (B) cause the terms thereof to not constitute a violation of, or a default under, any Loan Document or the Closing Date Senior Notes. On the Closing Date, after giving effect to the Transactions, neither NuStar nor any of its Subsidiaries shall have any material outstanding Indebtedness for borrowed money (other than Indebtedness subject to the Acquired Business Debt Refinancing and any Indebtedness permitted hereunder and permitted to remain outstanding under the Acquisition Agreement, including without limitation the Indebtedness listed on Schedule 7.01).

(j) The Borrower shall have received the net cash proceeds from the issuance of the Closing Date Senior Notes.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has executed and delivered this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Upon the effectiveness of this Agreement, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this amendment and restatement) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this amendment and restatement), and (c) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s outstanding amount of Loans and LC Obligations equals its Applicable Percentage (after giving effect to this amendment and restatement) of the total outstanding amount of Loans and LC Obligations of all of the Lenders.

4.02 Conditions to all Credit Extensions. No Lender has any obligation to make any Credit Extension (including its first), and the LC Issuer has no obligation to make any LC Credit Extension (including its first), unless the following conditions precedent have been satisfied (other than with respect to (x) the Borrowing of the Loans, if any, on the Closing Date, which shall be solely governed by Section 4.01, (y) the incurrence of Incremental Term Loans, which shall be governed by Section 2.17 and (z) the initial Borrowing of Loans in connection with any Aggregate Revolving Credit Loan Commitment Increase the proceeds of which are to be used to finance an Acquisition by the Borrower or any Subsidiary permitted under this Agreement, which shall be governed by Section 2.17):

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents (or, solely with respect to (i) up to $250,000,000 of Borrowings on the Parkland Acquisition Closing Date, the proceeds of which are used to finance a portion of Parkland Transactions and (ii) any LC Credit Extensions on the Parkland Acquisition Closing Date in connection with the Parkland Transactions, only the (x) Specified Representations and (y) representations made by or on behalf of Parkland and its subsidiaries in the Parkland Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its applicable Affiliates have the right (taking into account any applicable cure provisions) to terminate the Borrower’s (or such Affiliates’) obligations under the Parkland Acquisition Agreement, or to decline to consummate the Parkland Acquisition pursuant to the Parkland Acquisition Agreement, as a result of a breach of or inability to bring down such representations in the Parkland Acquisition Agreement) shall be true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such Credit Extension, both before and after giving effect to such Credit Extension, provided, however, for purposes of this Section 4.02, (i) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date, (ii) the representations and warranties contained in Section 5.06(a) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01 and (iii) the representation and warranty contained in Section 5.06(b) shall not need to be true and correct on any date after the date of the initial Credit Extension; and

(b) At the time of and immediately after giving effect to such Credit Extension, no Default (or, solely with respect to (i) up to $250,000,000 of Borrowings on the Parkland Acquisition Closing Date, the proceeds of which are used to finance a portion of Parkland Transactions and (ii) any LC Credit Extensions on the Parkland Acquisition Closing Date in connection with the Parkland Transactions, no Event of Default under Section 8.01(a), (b) or (i)) shall have occurred and be continuing.

(c) The Borrower must have provided the Administrative Agent with irrevocable written notice (or telephonic notice promptly confirmed in writing) for the Credit Extension pursuant to the applicable requirements in Section 2.03.

(d) Solely with respect to (i) any Borrowing on the Parkland Acquisition Closing Date, the proceeds of which are used to finance a portion of the Parkland Transactions and (ii) any LC Credit Extensions made on the Parkland Acquisition Closing Date in connection with the Parkland Transactions, since May 4, 2025, there shall have been no Company Material Adverse Effect (as defined in the Parkland Acquisition Agreement) that remains continuing.

Each Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each Lender that:

5.01 No Default. No event has occurred and is continuing which constitutes a Default.

5.02 Organization and Good Standing. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each of the Borrower and its Subsidiaries is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

5.03 Authorization. Each of the Borrower and its Subsidiaries has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

5.04 No Conflicts or Consents. The execution and delivery by the Borrower and each Subsidiary of the Loan Documents to which it is a party, the performance the Borrower and each Subsidiary of its respective obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of the Borrower, any Subsidiary or the General Partner, (3) as of the Closing Date, any material debt instruments of the Borrower or its Subsidiaries (after giving effect to the Closing Date Acquisition) governing indebtedness for borrowed money in an outstanding principal amount or committed amount in excess of $50,000,000, or (4) any material Contractual Obligation, judgment, license, order or permit applicable to or binding upon the Borrower, any Subsidiary or the General Partner, (ii) result in the acceleration of any Indebtedness owed by the Borrower, any of its Subsidiaries, any of its Unrestricted Subsidiaries or the General Partner, or (iii) result in or require the creation of any Lien upon any assets or properties of the Borrower, any of its Subsidiaries or the General Partner, except, in each case, with respect to the preceding clauses (i) through (iii), as could not reasonably be expected to have a Material Adverse Effect. Except as expressly contemplated in the Loan Documents or disclosed in the Disclosure Schedule, no permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Tribunal or third party is required in connection with the execution, delivery or performance by the Borrower or any Subsidiary of any Loan Document or to consummate any transactions contemplated by the Loan Documents. Neither the Borrower nor any Subsidiary is in breach of or in default under any instrument, license or other agreement applicable to or binding upon such entity, which breach or default has had, or could reasonably be expected to have a Material Adverse Effect.

5.05 Enforceable Obligations. This Agreement is, and the other Loan Documents to which any Loan Party is a party when duly executed and delivered will be, legal, valid and binding obligations of such Loan Party enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

5.06 Initial Financial Statements; No Material Adverse Effect.

(a) The Borrower has heretofore delivered to the Lenders true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements were prepared in accordance with GAAP, subject, in the case of unaudited financial statements, to changes resulting from normal year-end adjustments and absence of footnotes. The Initial Financial Statements fairly present in all material respects the Borrower’s Consolidated financial position at the date thereof, the Consolidated results of the Borrower’s operations for the periods thereof and the Borrower’s Consolidated cash flows for the period thereof.

(b) Since December 31, 2023, no event or circumstance has occurred that has had a Material Adverse Effect.

5.07 Taxes. Each of the Borrower and its Subsidiaries has timely filed all Tax returns and reports required to have been filed and has paid all Taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property, except to the extent that any of the foregoing (i) is not yet delinquent, (ii) is being in good faith contested as permitted by Section 6.06 or (iii) if not so filed or paid could not reasonably be expected to have a Material Adverse Effect.

5.08 Full Disclosure. No written certificate, statement or other information (other than projections and other forward looking information and information of a general economic or industry-specific nature), taken as a whole, delivered herewith or heretofore by any Loan Party to any Lender in connection with the negotiation of the Loan Documents or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading as of the date made or deemed made.

5.09 Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule and except for matters that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no actions, judgments, injunctions, orders, suits or legal, equitable, arbitrative or administrative proceedings pending or, to the knowledge of the Borrower, threatened, by or before any Tribunal against the Borrower or any of its Subsidiaries or against any property of the Borrower or any of its Subsidiaries.

5.10 ERISA. All currently existing ERISA Plans are listed in the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. Except as disclosed in the Disclosure Schedule, no ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan” as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule: (i) no “accumulated funding deficiency” (as defined in Section 412(a) of the Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $5,000,000.

5.11 Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance with all Laws applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.12 Environmental Compliance. The Borrower and its Material Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof have reasonably concluded that, except as specifically disclosed in Schedule 5.12, they: (a) to the best of their knowledge, are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect; (b) to the best of their knowledge, are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws or that may lead to claim for cleanup costs, remedial work, reclamation, conservation, damage to natural resources or personal injury or to the issuance of a stop-work order, suspension order, control order, prevention order or clean-up order, except to the extent that any such proceeding would not reasonably be expected to have a Material Adverse Effect; (c) to the best of their knowledge, are not subject to any federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in clause (b) above; (d) have no actual knowledge that any of their predecessors in title to any of their property and assets are the subject of any currently pending federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in clause (b) above; (e) have not filed any notice under any applicable Environmental Laws indicating past or present treatment, storage or disposal of, or reporting a release or Hazardous Materials into the environment where the circumstances surrounding such notice would reasonably be expected to have a Material Adverse Effect; and (f) possess, and are in compliance with, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, such authorizations would not reasonably be expected to have a Material Adverse Effect.

5.13 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) No Loan Party is an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.14 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

(a) To the extent applicable, the Borrower and each Subsidiary, and to the knowledge of any such Person, any director, officer or employee thereof or any agent or representative thereof acting in such capacity hereunder, are in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act, (iii) applicable Anti-Corruption Laws and (iv) applicable Anti-Money Laundering Laws. None of the Borrower or any Subsidiary, or to the knowledge of any such Person, any director, officer or employee thereof or any agent or representative thereof acting in such capacity hereunder, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

(b) No Credit Extension, nor the proceeds from any Credit Extension, has been used, directly or indirectly, to lend, contribute or provide for, or has otherwise been made available to, (i) fund any activity or business in a Designated Jurisdiction, that, at the time of the Credit Extension, is the subject of Sanctions or (ii) fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction, that, at the time of the Credit Extension, is the subject of Sanctions or (iii) in any other manner that will result in a violation by the Borrower or any of its Subsidiaries of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

5.15 Beneficial Ownership Regulation. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.16 Solvency. As of the Closing Date, after the consummation of the Transactions to occur on such date, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis exceeds the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis is greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis are able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis do not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations not yet due and payable) shall remain unpaid, or any Letter of Credit shall remain outstanding and shall not have been Cash Collateralized, the Borrower covenants and agrees that:

6.01 Books, Financial Statements and Reports. The Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and proper books of record and account in accordance with GAAP and will furnish the following statements and reports to the Administrative Agent, for distribution to each Lender, at the Borrower’s expense:

(a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated financial statements of the Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion relating to such financial statements, which opinion shall be based on an audit using generally accepted auditing standards, by independent certified public accountants selected by the General Partner and acceptable to the Administrative Agent, stating that such Consolidated financial statements have been so prepared, and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification pertaining to the maturity of any Indebtedness occurring within twelve (12) months of the relevant audit or any anticipated breach of the financial covenants in Section 7.12); provided, however, that at any time when the Borrower shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Borrower for such Fiscal Year prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this clause (a). Such financial statements shall set forth in comparative form the corresponding figures for the preceding Fiscal Year.

(b) As soon as available, and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year the Borrower’s Consolidated balance sheet as of the end of such Fiscal Quarter and the Borrower’s Consolidated statements of income, partners’ capital and cash flows for such Fiscal Quarter (except in the case of the statement of cash flows) and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year end adjustments and the absence of footnotes; provided, however, that at any time when the Borrower shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter prepared in accordance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this clause (b) for any of the first three Fiscal Quarters of a Fiscal Year. Such financial statements shall set forth in comparative form the corresponding figures for the same period of the preceding Fiscal Year. In addition the Borrower will, together with each such set of financial statements under this subsection (b) and each set of financial statements furnished under subsection (a) of this section, furnish a Compliance Certificate, signed on behalf of the Borrower by the chief executive officer, chief financial officer, principal accounting officer or treasurer of the General Partner, setting forth that such financial statements are accurate and complete in all material respects (subject, in the case of Fiscal Quarter-end statements, to normal year-end adjustments and the absence of footnotes), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the then applicable requirements of Section 7.12, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

(c) Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any of its Subsidiaries to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Lender), and each prospectus and all amendments thereto filed by the Borrower or any of its Subsidiaries with the Commission and of all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments; provided that the Borrower shall be deemed to have furnished the information specified in this clause (e) above on the date that such information is posted at the Borrower’s website on the Internet or at such other website as notified to the Lenders.

(d) Prompt written notice of any change (but in no event later than ten (10) Business Days after such change, unless otherwise agreed by the Administrative Agent) in any Loan Party’s (i) name, (ii) identity or organizational form or jurisdiction of incorporation, or (iii) Federal Taxpayer Identification Number.

(e) Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

6.02 Other Information and Inspections. The Borrower will furnish to the Administrative Agent any information which the Administrative Agent, at the request of any Lender, may from time to time reasonably request concerning any representation, warranty, covenant, provision or condition of the Loan Documents or any matter in connection with businesses and operations of the Borrower or any of its subsidiaries. The Borrower will permit representatives appointed by the Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours (which right to visit and inspect shall be limited to once during any Fiscal Year unless a Default has occurred and is continuing) any of the Loan Parties’ property, including books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and the Loan Parties shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to the Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with their officers, employees and, upon prior notice to the Borrower, its representatives.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the LC Issuer materials and/or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees to use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to Public Lenders and that (w) all such Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the LC Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notice of Material Events. The Borrower will notify the Administrative Agent, for distribution to the LC Issuer and each Lender, promptly, and not later than five (5) Business Days in the case of subsection (b) below and not later than ten (10) Business Days in the case of any other subsection below, after any Responsible Officer or general counsel of the Borrower has knowledge thereof, stating that such notice is being given pursuant to this Agreement, of:

(a) the occurrence of any event or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect,

(b) the occurrence of any Default,

(c) the acceleration of the maturity of any Indebtedness owed by the Borrower or any of its Subsidiaries or of any default by the Borrower or any of its Subsidiaries under any Contractual Obligation of the Borrower or such Subsidiary, if such acceleration or default has had or could reasonably be expected to have a Material Adverse Effect,

(d) the occurrence of any Termination Event,

(e) the filing of any suit or proceeding, or the assertion in writing of a claim against the Borrower or any Material Subsidiary or with respect to the Borrower’s or any Material Subsidiary’s properties which could reasonably be expected to result in liability to Borrower or such Material Subsidiary in excess of $50,000,000;

(f) the occurrence of any event of default by the Borrower or any of its Subsidiaries in the payment or performance of (i) any material obligations such Person is required to pay or perform under the terms of any indenture, mortgage, deed of trust, security agreement, lease, and franchise, or other agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, or (ii) any Indebtedness, to the extent, in the case of clauses (i) and (ii), such event of default could reasonably be expected to have a Material Adverse Effect; and

(g) any announcement of any change in a Rating.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to herein and stating what action the Borrower, Subsidiary or Material Subsidiary, as applicable, has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(b) shall describe with particularity any all provisions of this Agreement and if, applicable, other Loan Documents, that have been breached.

6.04 Maintenance of Properties. Except where it will not have a Material Adverse Effect, the Borrower and each Subsidiary will (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereof, and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.05 Maintenance of Existence and Qualifications. The Borrower and each Subsidiary will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to maintain, preserve or qualify has not had, and could not reasonably be expected to have, a Material Adverse Effect or such failure is otherwise not prohibited by Section 7.03.

6.06 Payment of Obligations. The Borrower and each Subsidiary will pay, before the same shall become delinquent or in default, its obligations, including Tax liabilities, except where (a) the validity or amount thereof is being contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) the failure to make payment could not reasonably be expected to have a Material Adverse Effect.

6.07 Insurance. The Loan Parties will maintain or cause to be maintained with financially sound and reputable insurers which are not affiliates of the Loan Parties, insurance with respect to their properties and business and the properties and businesses of the Subsidiaries against loss or damage of the kinds customarily insured against by companies of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other business. Such insurance may include self-insurance or be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with the approved practices of business enterprises of established reputation similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and, notwithstanding the foregoing provisions of this Section the Borrower or any Subsidiary may effect workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction through any insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable Laws.

6.08 Compliance with Law. The Borrower and each Subsidiary will comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (a) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto, or (b) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

6.09 Subsidiaries and Unrestricted Subsidiaries.

(a) The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary, provided that the Borrower may not make such designation unless at the time of such action and after giving effect thereto, (i) none of such Unrestricted Subsidiaries have outstanding Indebtedness, other than Indebtedness permitted under Section 7.01, or Liens on any of their property, other than Permitted Liens (in each case taking into account the other Indebtedness and Liens of the Borrower and its Subsidiaries), (ii) no Default or Event of Default shall exist, (iii) all representations and warranties herein will be true and correct in all material respects as if remade at the time of such designation, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (iv) prior to the first Investment Grade Event, after giving effect to such designation, on a pro forma basis as if it had occurred on the first day of the test period most recently ended, the Borrower would be in compliance with the then applicable requirements of Section 7.12 and (v) the Borrower has provided to the Administrative Agent a certificate of a Responsible Officer of the Borrower in form satisfactory to the Administrative Agent to the effect that each of the foregoing conditions has been satisfied.

(b) The Borrower may designate any Subsidiary of the Borrower to be an Unrestricted Subsidiary, provided that all Investments in such Subsidiary at the time of such designation shall be treated as Investments made on the date of such designation, and provided further that the Borrower may not make such designation unless at the time of such action and immediately after giving effect thereto (i) no Default or Event of Default shall exist, (ii) all representations and warranties herein will be true and correct in all material respects (or in all respect, to the extent any such representation or warranty is qualified by materiality) if remade at the time of such designation, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (iii) the Investment represented by such designation is permitted under Section 7.05 and (iv) the Borrower has provided to the Administrative Agent a certificate of a Responsible Officer of the Borrower in form satisfactory to the Administrative Agent to the effect that each of the foregoing conditions have been satisfied.

(c) Neither the Borrower nor any Subsidiary shall guarantee or otherwise become liable in respect of any Indebtedness of, grant any Lien on any of its property (other than Equity Interests of an Unrestricted Subsidiary owned by the Borrower or such Subsidiary) to secure any Indebtedness of or other obligation of, or provide any other form of credit support to, any Unrestricted Subsidiary, other than (i) Guarantees for the benefit of Unrestricted Subsidiaries not to exceed $50,000,000 at any one time outstanding and (ii) Standard Securitization Undertakings with respect to a Qualified Securitization Transaction.

(d) With respect to (x) any Material Subsidiary that is a Wholly Owned Subsidiary and a Domestic Subsidiary created or acquired after the Closing Date by the Borrower and any Wholly Owned Subsidiary and Domestic Subsidiary that otherwise becomes a Material Subsidiary after the Closing Date, the Borrower shall promptly and in no event later than thirty (30) days thereafter (or such longer period as may be acceptable to the Administrative Agent in its sole discretion) and (y) any other Subsidiary that the Borrower designates in writing to the Administrative Agent as an Elective Subsidiary Guarantor, the Borrower may (i) cause such Subsidiary to become a party to the Subsidiary Guaranty, (ii) provide written evidence reasonably satisfactory to the Administrative Agent that such Subsidiary has taken all corporate, limited liability company or partnership action necessary to duly approve and authorize its execution, delivery and performance of such Guaranty and any other documents which it is required to execute and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent~~.~~; provided that, notwithstanding anything to the contrary set forth herein or in any other Loan Document, (A) neither Parkland nor any of its subsidiaries shall be required to become Subsidiary Guarantors or otherwise Guarantee the Obligations at any time that such a Guarantee would not be permitted under any existing Indebtedness of Parkland or any of its subsidiaries outstanding immediately prior to the Amendment No. 1 Effective Date and that remains outstanding after the Amendment No. 1 Effective Date in accordance with the terms of the Parkland Acquisition Agreement and (B) no subsidiary of Parkland shall be required to become a Subsidiary Guarantor or otherwise Guarantee the Obligations for so long as (I) such subsidiary is a direct or indirect subsidiary of any Subsidiary that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia and (II) the Borrower reasonably determines in good faith that the provision of such Guarantee could reasonably be expected to have material adverse tax consequences.

In addition to, and without limitation of, the foregoing, with respect to any proposed Elective Subsidiary Guarantor that is not a Domestic Subsidiary, such Subsidiary shall only be permitted to become a party to the Subsidiary Guaranty upon not less than 10 Business Days’ notice from the Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) (i) if the jurisdiction of incorporation of such Subsidiary is reasonably acceptable to the Administrative Agent in light of applicable Law and the policies and procedures of the Administrative Agent with respect to similarly situated companies (as reasonably determined by the Administrative Agent), and (ii) upon the reasonable request of any Lender, the proposed Elective Subsidiary Guarantor shall have provided to such Lender at least 5 Business Days prior to effectiveness of the proposed election, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and any proposed Elective Subsidiary Guarantor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Subsidiary.

6.10 Further Assurances. At any time or from time to time upon the reasonable request of the Administrative Agent, the Borrower shall, and shall cause each Subsidiary to, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Borrower shall, and shall cause each Subsidiary to, take such actions as the Administrative Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Subsidiary Guarantors (to the extent required by this Agreement).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations not yet due and payable) shall remain unpaid, or any Letter of Credit shall remain outstanding and shall not have been Cash Collateralized, the Borrower covenants and agrees that:

7.01 Indebtedness.

(a) Prior to the first Investment Grade Event, neither the Borrower nor any Subsidiary will in any manner owe or be liable for Indebtedness except:

(i) the Obligations;

(ii) (A) Indebtedness of the Borrower and the Subsidiaries owing to the Borrower or any other Subsidiaries outstanding as of the Closing Date, (B) additional Indebtedness by the Borrower and its Subsidiaries owing to Loan Parties; and (C) additional Indebtedness by Subsidiaries of the Borrower that are not Loan Parties owing to other Subsidiaries that are not Loan Parties; provided that if any such Indebtedness is owed by a Loan Party, such Indebtedness shall be subordinated pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case is reasonably satisfactory to the Administrative Agent;

(iii) Guarantees incurred in the ordinary course of business by the Borrower or any Subsidiary Guarantor of obligations of the Borrower and any Subsidiary;

(iv) Indebtedness in respect of bonds that are performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(v) Indebtedness in respect of future payment for non-competition covenants, indemnifications, adjustments of purchase price or similar payments under agreements governing an acquisition, merger, consolidation or disposition by the Borrower or any Subsidiary;

(vi) Indebtedness of any Person that becomes a Subsidiary after the date hereof (other than Indebtedness under the NuStar Credit Agreement and NuStar Receivables Facility), incurred prior to the time such Person becomes a Subsidiary, that is not created in contemplation of or in connection with such Person becoming a Subsidiary and that is not assumed or Guaranteed by any other Subsidiary (other than another Person becoming a Subsidiary at the same time as such acquisition); Indebtedness secured by a Lien on property acquired by a Subsidiary, incurred prior to the acquisition thereof by such Subsidiary, that is not created in contemplation of or in connection with such acquisition and that is not assumed or Guaranteed by any other Subsidiary (other than another Person becoming a Subsidiary at the same time as such acquisition); and any Permitted Refinancing Debt in respect thereof;

(vii) (A) Indebtedness existing on the Closing Date which is described on Schedule 7.01 and any Permitted Refinancing Debt in respect thereof, (B) the Existing Senior Notes, the Closing Date Senior Notes, the NuStar Senior Notes and Guarantees (and Debt Assumption Agreements, if applicable) by the Loan Parties of any of the foregoing and any Permitted Refinancing Debt in respect thereof, (C) the Go-Zone Bonds, Guarantees (and Debt Assumption Agreements, if applicable) by Loan Parties thereof and any Permitted Refinancing Debt in respect thereof, (D) the NuStar Subordinated Notes, Guarantees by Loan Parties thereof and any Debt Assumption Agreements of the foregoing and (E) until July 2, 2024, subject to Section 7.15, Indebtedness under the NuStar Credit Agreement, the Borrower’s obligations under the related Debt Assumption Agreement, and the Guarantee by the Borrower and NuStar and its Subsidiaries that are Loan Parties thereof;

(viii) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(ix) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, so long as such Indebtedness shall not exceed the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the underlying policy;

(x) Indebtedness in respect of Capital Lease Obligations, purchase money obligations and Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets and any Permitted Refinancing Debt in respect thereof; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed 7.5% of Consolidated Net Tangible Assets;

(xi) Indebtedness issued by the Borrower or any Finance Co, unsecured Guarantees thereof by the Borrower and the Subsidiary Guarantors and any Permitted Refinancing Debt in respect thereof; provided that (A) immediately prior to and after giving effect to the issuance of such Indebtedness, the Borrower is in pro-forma compliance with the then applicable requirements of Section 7.12 (except that, if the proceeds of such Indebtedness are to be used to finance an Acquisition by the Borrower or any Subsidiary permitted under this Agreement, at the Borrower’s election, the date of determination of the ratios in Section 7.12 shall be deemed to be the date of the binding and enforceable definitive agreement entered into in connection with such Acquisition; provided that the closing date (without giving effect to any extensions of such date in such agreement and/or any amendments, modifications or waivers to such agreement) of such Acquisition shall not be more than three-hundred sixty-five (365) days after the execution of such binding and enforceable definitive agreement), (B) such Indebtedness’ scheduled maturity is no earlier than the Latest Maturity Date at the time of issuance, (C) such Indebtedness does not require any scheduled repayments, defeasance or redemption (or sinking fund therefor) of any principal amount thereof prior to maturity (other than (x) Indebtedness convertible into Equity Interests of the Borrower and (y) pursuant to any special mandatory redemption or similar provisions requiring repayment or redemption of such Indebtedness as a result of the failure to consummate the Parkland Acquisition) and (D) immediately prior to and after giving effect to the issuance of such Indebtedness, no Event of Default shall have occurred and be continuing (except that, if the proceeds of such Indebtedness are to be used to finance an Acquisition by the Borrower or any Subsidiary permitted under this Agreement, no Event of Default under Section 8.01(a), (b) or (i) shall have occurred and be continuing);

(xii) limited recourse Indebtedness of the Borrower or any Subsidiary (A) constituting Indebtedness of the Borrower or such Subsidiary solely under clause (i) of the definition of “Indebtedness” and solely because of a Lien on a Joint Venture Interest owned by the Borrower or such Subsidiary to secure Indebtedness of such Person and its Subsidiaries and (B) whose holder’s sole recourse to Borrower or any Subsidiary is through such Lien on such Joint Venture Interests;

(xiii) unsecured Indebtedness owed to Energy Transfer LP or any of its Subsidiaries; provided that such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(xiv) Indebtedness in respect of a Qualified Securitization Transaction;

(xv) other Indebtedness in an aggregate principal amount not to exceed 10% of Consolidated Net Tangible Assets at any time outstanding; ~~and~~

(xvi) the Term Loan Facility and Guarantees by Loan Parties thereof and any Term Loan Refinancing Indebtedness in respect thereof; provided that the sum of the Aggregate Revolving Credit Loan Commitments plus the Incremental Term Loans plus any borrowings under the Term Loan Facility (and any Term Loan Refinancing Indebtedness in respect thereof) shall not exceed an amount equal to $2,250,000,000.00 plus other amounts permitted by sub-clause (iv) of the definition of “Term Loan Refinancing Indebtedness” at any one time outstanding~~.~~; and

(xvii) Permitted Parkland Bridge Debt.

(b) After the first Investment Grade Event, no Subsidiary will in any manner owe or be liable for Indebtedness except:

(i) the Obligations;

(ii) Indebtedness of any Subsidiary owing to the Borrower or another Subsidiary;

(iii) Indebtedness in respect of bonds that are performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(iv) Indebtedness in respect of future payment for non-competition covenants, indemnifications, adjustments of purchase price or similar payments under agreements governing an acquisition, merger, consolidation or disposition by the Borrower or any Subsidiary;

(v) Indebtedness of any Person that becomes a Subsidiary after the date hereof (other than Indebtedness under the NuStar Credit Agreement and NuStar Receivables Facility), incurred prior to the time such Person becomes a Subsidiary, that is not created in contemplation of or in connection with such Person becoming a Subsidiary and that is not assumed or Guaranteed by any other Subsidiary; and Indebtedness secured by a Lien on property acquired by a Subsidiary, incurred prior to the Acquisition thereof by such Subsidiary, that is not created in contemplation of or in connection with such Acquisition and that is not assumed or Guaranteed by any other Subsidiary and any Permitted Refinancing Debt in respect thereof;

(vi) (A) Indebtedness existing on the Closing Date which is described on Schedule 7.01 and any Permitted Refinancing Debt in respect thereof, (B) the Existing Senior Notes, the Closing Date Senior Notes, the NuStar Senior Notes and Guarantees (and Debt Assumption Agreements, if applicable) by the Loan Parties of any of the foregoing and any Permitted Refinancing Debt in respect thereof, (C) the Go-Zone Bonds, Guarantees (and Debt Assumption Agreements, if applicable) by Loan Parties thereof and any Permitted Refinancing Debt in respect thereof, (D) the NuStar Subordinated Notes, Guarantees by Loan Parties thereof and any Debt Assumption Agreements of the foregoing and (E) until July 2, 2024, subject to Section 7.15, Indebtedness under the NuStar Credit Agreement, the Borrower’s obligations under the related Debt Assumption Agreement, and the Guarantee by the Borrower and NuStar and its Subsidiaries that are Loan Parties thereof;

(vii) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(viii) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, so long as such Indebtedness shall not exceed the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the underlying policy;

(ix) Indebtedness of any Subsidiary (A) constituting Indebtedness of such Subsidiary solely under clause (i) of the definition of “Indebtedness” and solely because of a Lien on a Joint Venture Interest owned by such Subsidiary to secure Indebtedness of such Person and its Subsidiaries and (B) whose holder’s sole recourse to any Subsidiary is through such Lien on such Joint Venture Interests;

(x) Indebtedness in respect of Capital Lease Obligations, purchase money obligations and Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets and any Permitted Refinancing Debt in respect thereof; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed 7.5% of Consolidated Net Tangible Assets;

(xi) Permitted Priority Debt;

(xii) the Term Loan Facility and Guarantees by Loan Parties thereof and any Term Loan Refinancing Indebtedness in respect thereof; provided that the sum of the Aggregate Revolving Credit Loan Commitments plus the Incremental Term Loans plus any borrowings under the Term Loan Facility (and any Term Loan Refinancing Indebtedness in respect thereof) shall not exceed an amount equal to $2,250,000,000.00 plus other amounts permitted by sub-clause (iv) of the definition of “Term Loan Refinancing Indebtedness” at any one time outstanding;

(xiii) Indebtedness in respect of a Qualified Securitization Transaction; ~~and~~

(xiv) Indebtedness issued by any Finance Co and unsecured Guarantees by the Subsidiary Guarantors of such Indebtedness or of any Indebtedness issued by the Borrower and any Permitted Refinancing Debt in respect thereof; provided that (A) immediately prior to and after giving effect to the issuance of such Indebtedness, the Borrower is in pro-forma compliance with the then applicable requirements of Section 7.12 (except that, if the proceeds of such Indebtedness are to be used to finance an Acquisition by the Borrower or any Subsidiary permitted under this Agreement, at the Borrower’s election, the date of determination of the ratios in Section 7.12 shall be deemed to be the date of the binding and enforceable definitive agreement entered into in connection with such Acquisition; provided that the closing date (without giving effect to any extensions of such date in such agreement and/or any amendments, modifications or waivers to such agreement) of such Acquisition shall not be more than three-hundred sixty-five (365) days after the execution of such binding and enforceable definitive agreement), (B) such Indebtedness’ scheduled maturity is no earlier than the Latest Maturity Date at the time of issuance, (C) such

Indebtedness does not require any scheduled repayments, defeasance or redemption (or sinking fund therefor) of any principal amount thereof prior to maturity (other than Indebtedness convertible into Equity Interests of the Borrower) and (D) immediately prior to and after giving effect to the issuance of such Indebtedness, no Event of Default shall have occurred and be continuing (except that, if the proceeds of such Indebtedness are to be used to finance an Acquisition by the Borrower or any Subsidiary permitted under this Agreement, no Event of Default under Section 8.01(a), (b) or (i) shall have occurred and be continuing)~~.~~; and

(xv) Permitted Parkland Bridge Debt.

7.02 Limitation on Liens. Neither the Borrower nor any Subsidiary will create, assume or permit to exist any Lien upon or with respect to any of its properties or assets now owned or hereafter acquired, except the following Liens (to the extent permitted by this Section, herein called “Permitted Liens”):

(a) Liens existing on the date of this Agreement and listed in the Disclosure Schedule and any renewals or extensions thereof, provided that (i) the scope of property covered thereby is not increased, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.01(a)(vii) or 7.01(b)(vi), (iii) the direct or any contingent obligor with respect thereto is not changed and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.01(a)(vii) or 7.01(b)(vi);

(b) Liens imposed by any Governmental Authority for Taxes, assessments or charges not yet delinquent or the validity of which is being contested in good faith and by appropriate proceedings and, if necessary, for which adequate reserves with respect thereto are maintained on the books of the Borrower or any Subsidiary in accordance with GAAP;

(c) pledges or deposits of cash or securities under worker’s compensation, unemployment insurance or other social security legislation;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, or other like Liens (including, without limitation, Liens on property of the Borrower or any Subsidiary in the possession of storage facilities, pipelines or barges) arising in the ordinary course of business for amounts which are not more than 60 days past due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, and for which adequate reserves are maintained on the books of the Borrower or any Subsidiary in accordance with GAAP;

(e) deposits of cash or securities to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

(g) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

(h) rights reserved to or vested by Law in any Governmental Authority to in any manner, control or regulate in any manner any of the properties of the Borrower or any Subsidiary or the use thereof or the rights and interests of the Borrower or any Subsidiary therein, in any manner under any and all Laws;

(i) rights reserved to the grantors of any properties of the Borrower or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(j) inchoate Liens in respect of pending litigation or with respect to a judgment which has not resulted in an Event of Default under Section 8.01;

(k) statutory Liens in respect of payables;

(l) Liens securing Indebtedness permitted by Section 7.01(a)(vi) or 7.01(b)(v) or other obligations of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Lien is not created in contemplation of or in connection with such Acquisition or such Person becoming a Subsidiary, (ii) such Lien shall not apply to any other property of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such Acquisition or the date such Person becomes a Subsidiary, as the case may be, and Indebtedness refinancing such obligations (but no increase to the principal amount thereof, except by an amount equal to amounts paid for any accrued interest, breakage, premium, fees and expenses in connection with such refinancing);

(m) after the first Investment Grade Event, Liens on cash margin collateral or securities securing Hedging Contracts;

(n) Liens in respect of operating leases covering only the property subject thereto;

(o) Liens on Equity Interests of Unrestricted Subsidiaries or Joint Venture Interests securing Indebtedness of such Unrestricted Subsidiary or joint venture;

(p) Liens securing the Obligations;

(q) Liens securing Capital Lease Obligations permitted by Section 7.01(a)(x) or Section 7.01(b)(x); provided that such Lien shall not apply to any other property of the Borrower or any Subsidiary;

(r) prior to the first Investment Grade Event, Liens securing other Indebtedness and Hedging Contracts in an aggregate amount not to exceed 10% of Consolidated Net Tangible Assets at any time outstanding;

(s) after the first Investment Grade Event, Liens in respect of Permitted Priority Debt; and

(t) (i) Liens on Qualified Securitization Assets or accounts into which solely collections or proceeds of Qualified Securitization Assets are deposited, in each case, incurred pursuant to a Qualified Securitization Transaction and (ii) Liens securing Indebtedness or other obligations of any Qualified Securitization Entity.

7.03 Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all (or substantially all) of its assets in each case, whether now owned or hereafter acquired; provided that if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing (except that, (1) if the proceeds of any Loans are to be used to finance an Acquisition by the Borrower or any Subsidiary permitted under this Agreement or (2) with respect to the merger of NuStar Logistics, L.P. with and into the Borrower to the extent that it occurs within 90 days after the Closing Date, no Event of Default under Section 8.01(a), (b) or (i) shall exist), any Person may merge or consolidate with or into the Borrower in a transaction in which the surviving Person is (A) the Borrower or (B) another solvent Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that in the case of this clause (B), (i) such Person expressly assumes every obligation and covenant of the Borrower under this Agreement and the Loan Documents, pursuant to an assumption agreement reasonably acceptable to the Administrative Agent; and (ii) the Borrower shall deliver to the Administrative Agent (x) a certificate of a Responsible Officer stating that such transaction complies with this Section and (y) all documentation and other information in respect of the surviving Person required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulation, including the PATRIOT Act that has been requested (provided that the Borrower and such surviving Person shall have been given at least two (2) Business Days to comply with any such request) and the Beneficial Ownership Regulation. Upon any consolidation by the Borrower with, or merger into, any Person described in clause (B) above and satisfaction of the conditions specified in this Section, such Person will succeed to, and be substituted for, the Borrower. Notwithstanding anything to the contrary in this Section 7.03, no Qualified Securitization Entity may be merged or consolidated with or into the Borrower or any of its Subsidiaries at any time that any related Qualified Securitization Attributed Indebtedness is outstanding.

7.04 Distributions. The Borrower will not declare, pay or make any Distribution (in cash, property or obligations) on any interests (now or hereafter outstanding) in the Borrower or apply any of its funds, property or assets to the purchase of any partnership interests in the Borrower if, (x) on the date of any declaration of such Distribution or application, a Default under Section 8.01(a), (b) or (i) or any Event of Default shall have occurred and be continuing; provided that such Distribution or application shall be made no later than forty-five (45) days after the date of declaration thereof or (y) if such Distribution or application shall be made later than forty-five (45) days after the date of declaration thereof, a Default under Section 8.01(a), (b) or (i) or any Event of Default shall have occurred and be continuing at the time of such Distribution or application.

7.05 Investments.

(a) Prior to the first Investment Grade Event, neither the Borrower nor any of its Subsidiaries will make an Investment in any Person if (i) such Investment violates the Borrower’s or such Subsidiary’s partnership or other governing agreement, (ii) after giving effect to such Investment, the Borrower or such Subsidiary would not be in compliance with Section 7.06 or (iii) after giving effect to such Investment, on a pro forma basis as if it had occurred on the first day of the test period most recently ended, the Borrower would not be in compliance with the then applicable requirements of Section 7.12.

(b) After the first Investment Grade Event, neither the Borrower nor any of its Subsidiaries will purchase or otherwise acquire the capital stock or other equity of any other Person if (i) such purchase or other acquisition violates the Borrower’s or such Subsidiary’s partnership or other governing agreement, or (ii) after giving effect to such purchase or other acquisition, the Borrower or such Subsidiary would not be in compliance with Section 7.06.

Notwithstanding anything to the contrary in this Agreement, solely with respect to an Acquisition, the determination of whether the relevant conditions in Section 7.05(a) or (b) are satisfied may, upon the written election of the Borrower delivered to the Administrative Agent prior to the execution of the binding and enforceable definitive agreement entered into in connection with such Acquisition, be made either (i) upon the execution of the binding and enforceable definitive agreement entered into in connection with such Acquisition or (ii) upon the consummation of such Acquisition.

7.06 Change in Nature of Businesses. Neither the Borrower nor any Subsidiary will engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or, if substantially different therefrom, not permitted by the Borrower’s or such Subsidiary’s partnership or other governing agreement; provided that the Borrower and its Subsidiaries may establish Qualified Securitization Entities in connection with Qualified Securitization Transactions.

7.07 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will directly or indirectly engage in any material transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any of its Affiliates except: (a) transactions among the General Partner, the Borrower and its Subsidiaries or among the Subsidiaries, subject to the other provisions of this Agreement, (b) transactions on terms which are no less favorable to the Borrower or such Subsidiary than those which would have been obtainable at the time in arm’s-length transactions with Persons that are not Affiliates, (c) investments or Guarantees in favor of Unrestricted Subsidiaries or joint ventures, in each case, not prohibited under this Agreement, (d) the transactions described on Schedule 7.07, (e) any other transaction approved by the Conflicts Committee of the General Partner or with respect to which the Borrower has obtained a “fairness” opinion from an independent accounting, appraisal or investment banking firm of national standing and (f) any transaction relating to a Qualified Securitization Transaction otherwise permitted hereby.

7.08 Burdensome Agreements. Neither the Borrower nor any Subsidiary will enter into any material Contractual Obligation restricting the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower or a Material Subsidiary by way of Distributions, loans, advances, repayments of loans or advances, reimbursements of management and other intercompany changes, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any Subsidiary to make any payment, directly or indirectly, to the Borrower or a Material Subsidiary, other than (a) agreements permitted by Section 7.01(a)(vi) or 7.01(b)(v), (b) restrictions imposed by law or this Agreement, (c) customary restrictions and conditions contained in agreements relating to the purchase, sale or exchange of Equity Interests or assets pending such purchase or sale or similar agreements, (d) restrictions contained in, or existing by reason of, any agreement or instrument relating to any Subsidiary at the time such Subsidiary was merged or consolidated with or into, or acquired by, the Borrower or a Subsidiary or became a Subsidiary and not created in contemplation thereof, (e) restrictions contained in the governing documents of non-Wholly Owned Subsidiaries and (f) restrictions and conditions contained in any agreements relating to any Qualified Securitization Transaction otherwise permitted hereby.

7.09 Hedging Contracts. The Borrower shall not, and shall not permit any Subsidiary to, be a party to or in any manner be liable on any Hedging Contract for speculative purposes.

7.10 Limitation on Asset Sales. Prior to the first Investment Grade Event, the Borrower shall not, and shall not permit any Subsidiary to, engage in any Disposition of any asset or Equity Interest except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) ordinary-course-of-business Dispositions of (i) inventory; (ii) Cash and Cash Equivalents; (iii) overdue accounts receivable in connection with the compromise or collection thereof (and not in connection with any financing transaction); and (iv) leases, subleases, rights of way, easements, licenses, and sublicenses that, individually and in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries and do not materially detract from the value or the use of the property which they affect;

(c) Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Borrower or to a Wholly Owned Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must also be a Loan Party;

(e) Dispositions permitted by Section 7.03;

(f) Dispositions of property (i) resulting from the condemnation thereof or (ii) that has suffered a casualty (constituting a total loss or constructive total loss of such property), in each case upon or after receipt of the condemnation proceeds or insurance proceeds of such condemnation or casualty, as applicable;

(g) Dispositions of real property or non-operating assets;

(h) Dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or any of the Subsidiaries;

(i) Dispositions of Joint Venture Interests;

(j) other Dispositions of property or assets in connection with the formation or operation of joint ventures permitted by this Agreement;

(k) any Disposition of Qualified Securitization Assets pursuant to a Qualified Securitization Transaction; and

(l) any other Dispositions; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such Disposition and any concurrent repayment of Indebtedness, on a pro forma basis as if it had occurred on the first day of the test period most recently ended, the Borrower would be in compliance with the then applicable requirements of Section 7.12 as of the date on which the binding and enforceable sales agreement was executed with respect to such Disposition.

7.11 Limitation on Prepayments of Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, make any prepayment on Indebtedness that is expressly subordinated to the Obligations (other than the NuStar Subordinated Notes) if: (a) a Default or Event of Default shall have occurred or be continuing or would result therefrom, or (b) after giving effect to such prepayment, on a pro forma basis as if it had occurred on the first day of the test period most recently ended, the Borrower would not be in compliance with the then applicable requirements of Section 7.12; provided that, in the case of any prepayment on such Indebtedness requiring irrevocable notice in advance thereof, (i) if such prepayment is to be made no later than ninety (90) days after such irrevocable notice is delivered, the determination of whether the relevant conditions in clauses (a) and (b) are satisfied may be made, at the election of the Borrower upon either (A) delivery of irrevocable notice with respect to such prepayment (a copy of which shall be promptly provided to the Administrative Agent) or (B) the making of such prepayment and (ii) otherwise, the determination of whether the relevant conditions in clauses (a) and (b) are satisfied shall be made upon the making of such prepayment; provided further that, solely with respect to Indebtedness constituting the NuStar Subordinated Notes, the Borrower shall not, and shall not permit any Subsidiary to, make any prepayment on such Indebtedness, or provide any notice in respect thereof if, (x) on the date of any prepayment or notice thereof, a Default under Section 8.01(a), (b) or (i) or any Event of Default shall have occurred and be continuing; provided that such prepayment shall be made no later than sixty (60) days after the date of notice thereof or (y) if such prepayment shall be made later than sixty (60) days after the date of notice thereof, a Default under Section 8.01(a), (b) or (i) or any Event of Default shall have occurred and be continuing at the time of such prepayment.

7.12 Financial Covenants.

(a) Net Leverage Ratio. As of each Quarterly Testing Date, commencing with September 30, 2024, (i) before the first occurrence of an Investment Grade Event, the Net Leverage Ratio will not exceed 5.50 to 1.00 and (ii) from and after the first occurrence of an Investment Grade Event, the Net Leverage Ratio will not exceed 5.00 to 1.00; provided that, if a Specified Acquisition Period is in effect at any time from and after the first occurrence of an Investment Grade Event, the Net Leverage Ratio shall not exceed 5.50 to 1.00.

(b) Interest Coverage Ratio. Until the first occurrence of an Investment Grade Event, as of each Quarterly Testing Date commencing with September 30, 2024, the Interest Coverage Ratio shall not be less than 2.25 to 1.00.

7.13 Sanctions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to knowingly fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, LC Issuer, Swingline Lender or otherwise) of Sanctions.

7.14 Anti-Corruption Laws; Anti-Money Laundering Laws. Neither the Borrower nor any of its Subsidiaries shall fail to conduct their business in compliance with applicable Anti-Corruption Laws or Anti-Money Laundering Laws, in either case, in all material respects.

7.15 NuStar Credit Agreement. Neither the Borrower nor any of its Subsidiaries shall (a) permit any amendment to the NuStar Credit Agreement (other than any amendment or supplement to the terms thereof to further permit or facilitate the Acquired Business Debt Refinancing, transactions contemplated hereby, the Closing Date Senior Notes or the Closing Date Acquisition or the provision of any guarantee as required by the terms of the NuStar Credit Agreement as in effect on the date hereof), (b) request or make any borrowing, letter of credit issuance, or other credit extension under the NuStar Credit Agreement (other than any continuation of existing loans thereunder), or (c) provide any credit support in connection with the NuStar Credit Agreement (other than by the Borrower pursuant to a Guarantee of the Indebtedness thereunder and pursuant to the relevant Debt Assumption Agreement and the guarantees of NuStar and its Subsidiaries thereof required pursuant to the terms of the NuStar Credit Agreement as in effect on the Closing Date). The Borrower shall not permit the NuStar Credit Agreement to remain in effect for more than 60 days after the Closing Date, and shall cause all Indebtedness with respect thereto to be fully repaid and all commitments thereunder terminated and cancelled and all liens and guaranties in connection therewith terminated and released, in each case on or prior to the date that is 60 days after the Closing Date.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Each of the following events constitutes an Event of Default under this Agreement (each an “Event of Default”):

(a) Any Loan Party fails to pay the principal component of any Loan or any reimbursement obligation with respect to any Letter of Credit when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any Loan Party fails to pay any Obligation (other than the Obligations in subsection (a) above), whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five Business Days after the same becomes due;

(c) The Borrower fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.03 or Article VII;

(d) Any Loan Party fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by the Administrative Agent to the Borrower;

(e) Any representation or warranty previously, presently or hereafter made in writing by any Loan Party in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made;

(f) (i) Any Loan Document, including any Guaranty, at any time ceases to be valid, binding and enforceable as warranted in Section 5.05 for any reason other than as expressly permitted hereunder or thereunder (including because of its release by the Lenders or the Administrative Agent (as permitted under Section 9.10)) or the satisfaction in full of all Obligations, (ii) any Loan Document shall be declared null and void, (iii) the Borrower or any Subsidiary shall repudiate in writing its obligations under any Loan Document to which it is party, (iv) the Borrower or any Subsidiary shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is party, or (v) any Guaranty ceases to be in full force and effect (other than as expressly permitted hereunder or thereunder by reason of the satisfaction in full of the Obligations in accordance with the terms hereof);

(g) The Borrower or any Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) or Hedging Contracts, beyond any grace period provided with respect thereto; provided that the outstanding principal amount of all such Indebtedness or payment obligations in respect of such Hedging Contracts as to which such payment default has occurred and is continuing exceeds $50,000,000 in the aggregate or (ii) fails to observe or perform any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, if such default or other event has resulted in the acceleration of the payment of Indebtedness with an aggregate face amount that exceeds $50,000,000;

(h) Either (i) any failure to satisfy the minimum funding standard (as defined in Section 412(a) of the Code) in excess of $50,000,000 with respect to any ERISA Plan, whether or not waived, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefit liabilities exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefit liabilities by more than $10,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount);

(i) The Borrower or any Material Subsidiary:

(i) has entered against it a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it, in each case, which remains undismissed for a period of sixty days; or

(ii) (A) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or (B) is generally unable to pay (or admits in writing its inability to so pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

(iii) has entered against it the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv) has entered against it a final judgment for the payment of money in excess of $50,000,000 (in each case not covered by insurance or third party indemnification obligations satisfactory to the Administrative Agent), unless the same is discharged within sixty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets, which assets have a value exceeding $50,000,000, and such writ or warrant of attachment or any similar process is not stayed or released within sixty days after the entry or levy thereof or after any stay is vacated or set aside; or

(j) Any Change of Control occurs.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the LC Issuer to make LC Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the LC Obligations (in an amount equal to the then outstanding amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an Event of Default described in subsections (i)(i), (i)(ii)(A) or (i)(iii) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the LC Issuer to make LC Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the LC Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (including amounts received pursuant to any Guaranty) shall, subject to the provisions of Sections 2.19 and 2.20, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer (including fees and time charges for attorneys who may be employees of any Lender or the LC Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, LC Borrowings and other Obligations, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, LC Borrowings, Obligations owing under Guaranteed Hedge Agreements and Guaranteed Cash Management Agreements, ratably among the Lenders, the LC Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the LC Issuer, to Cash Collateralize that portion of LC Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.07 and 2.19; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.09 and 2.19, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and the LC Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the LC Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other type of business with the Borrower or any Subsidiary or Unrestricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or provide notice or consent of the Lenders with respect thereto.

9.03 Exculpatory Provisions. The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable, and their Related Parties:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the LC Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, obtained or in the possession of the Administrative Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports, and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or the LC Issuer.

Neither the Administrative Agent nor any of its Related Parties be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the LC Issuer and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States (but in no event shall be a Defaulting Lender). If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the LC Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor meeting the qualifications in Section 9.06(a). If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Cash Collateral held by the Administrative Agent on behalf of the LC Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Cash Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the LC Issuer directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(i) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as LC Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer and Swingline Lender, (b) the retiring LC Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor LC Issuer and Swingline Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent, Arrangers and Other Lenders. Each Lender and the LC Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or the LC Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the LC Issuer represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the LC Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the LC Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or LC Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or LC Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the LC Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the LC Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such LC Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, Arrangers, Syndication Agents or other agents named herein shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the LC Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower or any Material Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuer and the Administrative Agent and their respective agents and counsel and all other amounts, in each case, to the extent due the Lenders, the LC Issuer and the Administrative Agent under Sections 2.12 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the LC Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the LC Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the LC Issuer in any such proceeding.

9.10 Guaranty Matters. The Lenders (including in their capacities as a potential Hedge Bank and a potential Cash Management Bank) and the LC Issuer hereby irrevocably appoint and authorize the Administrative Agent to act for the benefit of the lenders under the Guaranty. Guarantors that cease to be required to be Guarantors under the Loan Documents as a result of any transaction otherwise permitted (or not prohibited, as applicable) hereunder shall automatically be released from their obligations under the applicable Guaranty; provided that, with respect to any Subsidiary that ceases to be a Material Subsidiary or that is an Elective Subsidiary Guarantor that the Borrower no longer elects to cause to provide a Guaranty, such automatic release shall be effective upon delivery by the Borrower of a certificate to the Administrative Agent certifying that (i) such Subsidiary is not a Material Subsidiary and (ii) such Subsidiary is not, or concurrently upon such release will not be, an obligor on any Indebtedness permitted under Section 7.01(a)(vii)(B), (C), (D) or (E), Section 7.01(a)(xi), Section 7.01(a)(xvi), Section 7.01(b)(vi)(B), (C), (D) or (E), Section 7.01(b)(xii), or Section 7.01(b)(xiv). The Administrative Agent shall (and the Lenders (including in their capacities as a potential Cash Management Bank and a potential Hedge Bank) and the LC Issuer irrevocably authorize the Administrative Agent) to execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release as are requested by the Borrower to release any Guarantor from its obligations under the Guaranty if such Person ceases to be required to be a Guarantor under the Loan Documents as a result of a transaction permitted hereunder.

9.11 Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03 or any Guaranty by virtue of the provisions hereof or of any Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.12 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. Subject to Sections 2.03, 3.03(b) and 2.17(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Majority Lenders and the Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that any waiver of (or amendment to the terms of) any mandatory prepayment hereunder shall not constitute a postponement of any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document);

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or LC Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or letter of credit fees at the Default Rate (it being understood that any change to the financial covenants hereunder and the defined terms used in computing financial covenants hereunder and any waiver of (or amendment to the terms of) any mandatory prepayment hereunder shall not constitute a reduction of the principal of, or the rate of interest specified herein on, any Loan or LC Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document);

(e) change Section 2.15 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) subordinate the payment priority of the Obligations without the written consent of each Lender;

(g) change any provision of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(h) other than in connection with a transaction permitted under this Agreement, release all or substantially all of the aggregate value of the Subsidiary Guaranty without the written consent of each Lender; or

(i) amend Section 1.10 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the LC Issuer in addition to the Lenders required above, affect the rights or duties of the LC Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement or any other Loan Document; and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended nor the principal owed to such Lender reduced nor the final maturity thereof extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (z) any modification of this sentence shall require the consent of all Lenders, including any Defaulting Lenders.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the LC Issuer, and the Borrower to amend the definition of “Alternative Currency” or Section 1.10 solely to add additional currency options, in each case solely to the extent permitted pursuant to Section 1.10.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the Swingline Lender or the LC Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Electronic Execution of Assignments and Certain Other Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by the Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. Each of the Loan Parties and each of the Administrative Agent, LC Issuer, Swingline Lender and each Lender agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Administrative Agent’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent are under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, such Person shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT

OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the LC Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the LC Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the LC Issuer and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the LC Issuer and the Swingline Lender.

(f) Reliance by Administrative Agent, LC Issuer and Lenders. The Administrative Agent, the LC Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the LC Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the LC Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the LC Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the LC Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as LC Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.15), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of a single counsel for the Administrative Agent and a single local counsel to Administrative Agent in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the LC Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out of pocket expenses incurred by the Administrative Agent, any Lender or the LC Issuer (including the reasonable and documented fees, charges and disbursements of a single counsel for the Administrative Agent, all Lenders and the LC Issuer and a single local counsel to all such Persons in each applicable jurisdiction), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and the LC Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of a single counsel for all such Indemnitees, a single local counsel for all such Indemnitees in each applicable jurisdiction and any additional counsel reasonably necessary as a result of an actual conflict of interest or a reasonable likelihood of a conflict of interest of any Indemnitee which, in the case of a conflict of interest, shall be limited to one firm of counsel for all Indemnitees similarly situated), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability under Environmental Law related in any way to the Borrower or any of its Subsidiaries, (iv) any civil penalty or fine assessed by the U. S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including the reasonable and documented fees and disbursements of a single counsel for Administrative Agent and any Lender and a single local counsel for all such Persons in each applicable jurisdiction, except where separate counsel is reasonable as a result of conflicts between or among Indemnitees) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payments under the Loan Documents, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any Subsidiary against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute among Indemnitees (excluding any claims against any Indemnitee in its representative capacity or fulfilling its role as an administrative agent, arranger or similar role under any Loan Document) other than as a result of any act or omission by the Borrower or its Affiliates. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the LC Issuer, the Swingline Lender, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the LC Issuer, the Swingline Lender, or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Swingline Lender, or the LC Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swingline Lender, or LC Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.14(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, but without limiting the indemnification in Section 10.04(b), neither the Borrower, the Administrative Agent, the LC Issuer, the Swingline Lender or any other Lender shall assert, and each of the foregoing hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit any Indemnitee’s rights to indemnification under this Section 10.04 with respect to matters initiated by third parties, the Borrower or any of the Borrower’s Subsidiaries or Affiliates or their respective equityholders or creditors. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or a breach in bad faith of this Agreement by, such Indemnitee.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the LC Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the LC Issuer or any Lender, or the Administrative Agent, the LC Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the LC Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the LC Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the LC Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the LC Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of a group of assignees and concurrent assignments from such members to a single Eligible Assignee (or to an Eligible Assignee and members of its group of assignees) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans.

(iii) No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) in the case of any assignment of any Revolving Credit Loan Commitment, the consent of the LC Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any such assignment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(D) in the case of any assignment of any Revolving Credit Loan Commitment, the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any such assignment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Subsidiaries or Affiliates, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person or (D) to a Disqualified Lender.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the LC Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each

Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, Swingline Lender or LC Issuer sell participations to any Person (other than a natural person, a Defaulting Lender, a Disqualified Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Lenders and the LC Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(g) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as LC Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an LC Issuer and/or the Swingline Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, such assigning Lender may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as LC Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as LC Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer or Swingline Lender hereunder, subject, however, to the acceptance of such appointment by the Lender selected by the Borrower; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the resigning Lender as LC Issuer or Swingline Lender, as the case may be. If a Lender resigns as LC Issuer, it shall retain all the rights, powers, privileges and duties of the LC Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in LC Disbursements pursuant to Section 2.09). If a Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.02(b). Upon the appointment of a successor LC Issuer and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swingline Lender, as the case may be, and (b) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning LC Issuer to effectively assume the obligations of the resigning LC Issuer with respect to such Letters of Credit.

(g) Disqualified Lenders. (i) No assignment or shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 10.06, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment). Any assignment in violation of this clause (g) shall not be void, but the other provisions of this clause (g) shall apply.

(ii) If any assignment is made to any Disqualified Lender without the Borrower’s prior consent in violation of clause (i) above the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Loan Commitment or Incremental Term Loan Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Credit Loan Commitment or Incremental Term Loan Commitment, (B) in the case of outstanding Incremental Term Loans held by Disqualified Lenders, prepay such Incremental Term Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Incremental Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b), (ii) such assignment does not conflict with any Laws and (iii) in the case of clause (B), the Borrower shall not use the proceeds from any Loans to prepay Incremental Term Loans held by Disqualified Lenders.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided in writing by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same in writing. Any supplement to the DQ List shall be made by the Borrower to the Administrative Agent in writing and such supplement shall take effect two Business Days after such supplement is received by the Administrative Agent. The DQ List shall be made available to any Lender upon written request to the Administrative Agent.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the LC Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates or to any such regulatory authority in accordance with such Lender’s regulatory compliance policy, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.17 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or to any credit insurance provider relating to the Borrower and its Obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the LC Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent, the LC Issuers and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the LC Issuers and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person in accordance with applicable laws, rules, regulations, or regulatory guidance.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary or any Unrestricted Subsidiary relating to the Borrower or any Subsidiary or any Unrestricted Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the LC Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary or any Unrestricted Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the LC Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the LC Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the LC Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the LC Issuer, irrespective of whether or not such Lender or the LC Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the LC Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the LC Issuer or their respective Affiliates may have. Each Lender and the LC Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application; provided further, that to the extent prohibited by applicable Law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor under any Guaranty shall be applied to any Excluded Swap Obligations of such Person.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the LC Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (b) in connection with any proposed amendment, modification, waiver or consent with respect to the provisions of this Agreement or the Loan Documents, the consent of the Majority Lenders shall have been obtained but the consent of one or more such other Lenders whose consent is required shall not have been obtained, (c) any Lender is a Non-Consenting Lender under Section 2.18 or is a Defaulting Lender, (d) any Lender enters into an assignment or participation with any Disqualified Lender in violation of this Agreement or (e) if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal, interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Laws; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 10.14(a), THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; PROVIDED THAT (I) THE INTERPRETATION OF THE DEFINITION OF PARTNERSHIP MATERIAL ADVERSE EFFECT (AS DEFINED IN THE ACQUISITION AGREEMENT) AND WHETHER OR NOT A PARTNERSHIP MATERIAL ADVERSE EFFECT (AS DEFINED IN THE ACQUISITION AGREEMENT) HAS OCCURRED AND (II) THE DETERMINATION OF THE ACCURACY OF ANY ACQUISITION AGREEMENT

REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF, THE BORROWER (OR ITS APPLICABLE AFFILIATES) HAS THE RIGHT TO TERMINATE ITS OBLIGATION TO CONSUMMATE THE CLOSING DATE ACQUISITION (OR OTHERWISE DOES NOT HAVE AN OBLIGATION TO CLOSE) UNDER THE ACQUISITION AGREEMENT AS A RESULT OF A FAILURE OF SUCH REPRESENTATIONS IN THE ACQUISITION AGREEMENT TO BE ACCURATE WITHOUT LIABILITY TO ANY OF THEM, IN EACH CASE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE).

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, SITTING IN NEW YORK COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE LC ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, any of the Arrangers or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any of the Arrangers has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10.18 USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the PATRIOT Act. The Borrower will comply with reasonable requests of any Lender for such information.

10.19 Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, LC Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, LC Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

10.20 Time of the Essence. Time is of the essence in connection with the Loan Documents.

10.21 No Recourse. The parties hereto hereby acknowledge and agree that neither the General Partner nor any director, officer, employee, limited partner or shareholder of the Borrower or the General Partner shall have any personal liability in respect of the obligations of the Borrower under this Agreement and the other Loan Documents by reason of his, her or its status.

10.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

10.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law).

10.24 Amendment and Restatement. It is the intention of the parties hereto that this Agreement amends, restates, supersedes and replaces the Existing Credit Agreement in its entirety; provided, that, such amendment and restatement shall operate to renew, amend, modify, and extend all of the rights, duties, liabilities and obligations of the Borrower under the Existing Credit Agreement and under the Existing Loan Documents, which rights, duties, liabilities and obligations are hereby renewed, amended, modified and extended, and shall not act as a novation thereof. The parties hereto ratify and confirm each of the Existing Loan Documents entered into prior to the Closing Date (but excluding the Existing Credit Agreement) and agree that such Existing Loan Documents continue to be legal, valid, binding and enforceable in accordance with their terms (except to the extent amended, restated and/or superseded in connection with the transactions contemplated hereby). The Borrower represents and warrants that, as of the Closing Date, there are no claims or offsets against, or defenses or counterclaims to, its obligations (or the obligations of any Guarantor) under the Existing Credit Agreement or any of the other Existing Loan Documents.

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[Signature pages intentionally omitted]

Annex B

Exhibit K to Credit Agreement – Form of Notice of Additional LC Issuer

(See attached.)

EXHIBIT K

FORM OF NOTICE OF ADDITIONAL LC ISSUER

To:	Bank of America, N.A., as Administrative Agent

Re:

Third Amended and Restated Credit Agreement, dated as of May 3, 2024 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement;” capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) by and among Sunoco LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, LC Issuer and Swingline Lender

Date:	[Date]

[Insert Name of additional LC Issuer] (“Additional LC Issuer”), a Lender under the Credit Agreement and the Borrower hereby provide notice to the Administrative Agent and the LC Issuer(s) pursuant to the terms of Section 2.09(k) that the Additional LC Issuer wishes to become an LC Issuer under the Credit Agreement with an LC commitment in an amount equal to $[  ], as such amount may be adjusted from time to time in accordance with the Credit Agreement.

It is hereby agreed that upon receipt by the Administrative Agent of a fully executed copy of this notice, the Additional LC Issuer shall be deemed an LC Issuer under the Credit Agreement.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

K-1

Form of Notice of Additional LC Issuer

SUNOCO LP

By: SUNOCO GP LLC, its general partner

By:
Name:
Title:

[ADDITIONAL LC ISSUER]

By:
Name:
Title:

K-2

Form of Notice of Additional LC Issuer

Schedule 1-A

Letter of Credit Commitments from and after the Amendment No. 1 Effective Date until the Parkland Acquisition Closing Date

LC Issuer	Letter of Credit Commitment
Bank of America, N.A.	$100,000,000 minus the Letter of Credit Commitment of Wells Fargo Bank, N.A. at such time
Wells Fargo Bank, N.A.	$3,146,992 minus, at any time, the aggregate stated amount of all Existing Letters of Credit issued by Wells Fargo Bank, N.A. that were outstanding on the Amendment No. 1 Effective Date and that have subsequently been withdrawn, been cancelled, expired or have otherwise terminated at or prior to such time

Total: $100,000,000

Schedule 1-B

Letter of Credit Commitments from and after the Parkland Acquisition Closing Date

LC Issuer	Letter of Credit Commitment
Bank of America, N.A.	$100,000,000 minus the Letter of Credit Commitment of Wells Fargo Bank, N.A. at such time
Wells Fargo Bank, N.A.	$3,146,992 minus, at any time, the aggregate stated amount of all Existing Letters of Credit issued by Wells Fargo Bank, N.A. that were outstanding on the Amendment No. 1 Effective Date and that have subsequently been withdrawn, been cancelled, expired or have otherwise terminated at or prior to such time
Barclays Bank PLC	The lesser of (a) $75,000,000 and (b) 50.0% of the difference between (i) $250,000,000 and (ii) the Aggregate Letter of Credit Commitments immediately prior to the Parkland Acquisition Closing Date
Royal Bank of Canada	The lesser of (a) $75,000,000 and (b) 50.0% of the difference between (i) $250,000,000 and (ii) the Aggregate Letter of Credit Commitments immediately prior to the Parkland Acquisition Closing Date

Total: $250,000,000